UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_]      Preliminary proxy statement
[_]      Confidential, for use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-12

                         Community Investors Bancorp. Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

                N/A
--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:

                N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                N/A
--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

                N/A
--------------------------------------------------------------------------------
(5)  Total Fee paid:

                N/A
--------------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

                N/A
--------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:

                N/A
--------------------------------------------------------------------------------
(3)  Filing party:

                N/A
--------------------------------------------------------------------------------
(4)  Date filed:

                N/A
--------------------------------------------------------------------------------

                       Community Investors Bancorp, Inc.



September 22, 2000



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Community Investors Bancorp, Inc. The meeting will be held at the Days Inn, 1515 North Sandusky Avenue, Bucyrus, Ohio 44820, on Monday, October 23, 2000 at 2:00 p.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

We appreciate your support and interest in Community Investors Bancorp, Inc. Sincerely,


/s/ Dale C. Hoyles
------------------
Dale C. Hoyles
Chairman of the Board

                        COMMUNITY INVESTORS BANCORP, INC.
                            119 South Sandusky Avenue
                               Bucyrus, Ohio 44820
                                 (419) 562-7055


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on October 23, 2000


               NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Community Investors Bancorp, Inc. (the "Company") will be held at the Days Inn, 1515 North Sandusky Avenue, Bucyrus, Ohio 44820, on Monday, October 23, 2000 at 2:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect four (4) directors for a two-year term and until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the year ending June 30, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

               The Board of Directors has fixed September 7, 2000 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                             By Order of the Board of Directors

                                             /s/ David M. Auck
                                             -----------------
                                             David M. Auck
                                             Secretary
Bucyrus, Ohio
September 22, 2000

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
================================================================================

                                 PROXY STATEMENT


                        COMMUNITY INVESTORS BANCORP, INC.
                            119 South Sandusky Avenue
                               Bucyrus, Ohio 44820


                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                October 23, 2000


               This Proxy Statement is furnished to holders of common stock, $.0l par value per share ("Common Stock"), of Community Investors Bancorp, Inc. (the "Company"), an Ohio corporation which holds all of the outstanding stock of First Federal Savings and Loan Association of Bucyrus ("First Federal" or the "Association"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Days Inn, 1515 North Sandusky Avenue, Bucyrus, Ohio 44820, on Monday, October 23, 2000 at 2:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about September 22, 2000.

               The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein and for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (David M. Auck, Secretary, Community Investors Bancorp, Inc., 119 South Sandusky Avenue, Post Office Box 766, Bucyrus, Ohio 44820); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjoununent thereof and will not be used for any other meeting.

                                     VOTING


               Only shareholders of record at the close of business on September 7, 2000 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,183,188 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting except that votes may be cumulated for the election of directors. Cumulative voting means the right to vote, in person or by proxy, the number of shares owned by a stockholder for as many persons as there are directors to be elected (four) and for whose election the stockholder has a right to vote, or to cumulate votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of such stockholder's shares shall equal or by distributing such votes on the same principle among any number of candidates. Any shareholder wishing to cumulate his or her votes with respect to the election of directors must give notice to the Secretary of the Company of his or her intention to cumulate his or her vote and obtain a ballot or proxy from the Secretary of the Company for such purpose.

               The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors.

               Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will not be counted as votes cast for the election of directors and the proposal to ratify the appointment of the Company's independent auditors and, thus, will have no effect on the voting for the election of directors and the ratification of the auditors. Under rules applicable to broker-dealers, the election of directors and the proposal to ratify the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

               The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors of the Company shall be divided into two classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of two years and until their successors are elected and qualified. One class of directors is to be elected annually, and shareholders of the Company are permitted to cumulate their votes for the election of directors.

               No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption. All nominees currently serve as directors of the Company.

               Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

               The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.


            Nominees for Director for Two-Year Term Expiring in 2002

                                       Positions Held in             Director
    Name               Age (1)            the Company                Since (2)
    -----              -------            -----------                ---------

John W. Kennedy           59            Director, President
                                        and Managing Officer           1972
David M. Auck             56            Director                       1979
Philip E. Harris          51            Director                       1992
John D. Mizick            58            Director                       1998


The Board of Directors recommends a vote FOR election of the nominees for director.

             Members of the Board of Directors Continuing in Office

                      Directors With Terms Expiring in 2001

                                           Positions Held in          Director
      Name                   Age (1)       the Company                Since (2)
      ----                   -------       -----------                ---------

Dale C. Hoyles                 62          Chairman of the Board        1974
Brent D. Fissel, D.D.S.        45          Director                     1991
Michael J. Romanoff            50          Director                     1999

--------------------------

(1)  As of June 30, 2000.

(2)  Includes service as a director of the Association.

         Each of the directors of the Company is also director of the Association. The business experience of each of the directors or nominee for director for at least the past five years is as follows:

         Dale C. Hoyles. Mr. Hoyles has served as Chairman of the Board of the Association since 1990 and as one of its directors since 1974. Until his retirement in November 1994, he was Senior Vice President/Treasurer of Centurion Financial which is a property and casualty insurance company located in Bucyrus, Ohio. Mr. Hoyles had been associated with Centurion Financial since 1973.

         John W. Kennedy. Mr. Kennedy has served as Managing Officer of the Association since 1972. He has been employed by the Association since 1969 and during that time has also served as Secretary and Executive Vice President.

         David M. Auck. Mr. Auck has served as Vice Chairman of the Board of the Association since 1990. He has been the owner of the Auck-Dostal Agency, an independent insurance agency, located in Bucyrus, Ohio since 1974. He also serves as chairman of the Association's Audit Committee.

         Philip E. Harris. Mr. Harris is employed by The Timken Company, a manufacturer and distributor of tapered roller bearings. His current title is Manager - Distribution and Logistics - Industrial Distribution U.S. and Canada. He also serves as the chairman of the Association's Personnel Committee and a member of the Audit Committee.

         Brent D. Fissel, D.D.S. Dr. Fissel is a dentist who has had a private family practice in New Washington, Ohio since 1988. He also serves the Association as a member of its Personnel Committee.

         John D. Mizick. Mr. Mizick is a certified public accountant who founded Mizick and Company, Inc., a public accounting firm, in 1972 and is currently its president and chief executive officer. He also serves as a member of the Association's Audit Committee.

         Michael J. Romanoff. Mr. Romanoff is the owner of Romanoff Jewelers, located in Bucyrus, Ohio. He is also the co-owner of Val Casting and Allure Designs, also located in Bucyrus. Mr. Romanoff also serves as a member of the Association's Personnel Committee.

Shareholder Nominations

               Article X, Section D of the Company's Articles of Incorporation governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than thirty days nor more than sixty days prior to such meeting: provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed to the Secretary of the Company not later than the close of the tenth day following the day on which notice of such meeting was mailed to stockholders.

               Each written notice of a shareholder  nomination shall set forth:
(a) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; and (c) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Company.

The Board of Directors and Its Committees

               The Board of Directors of the Company and of the Association meet on a monthly basis. During the fiscal year ended June 30, 2000, the Board of Directors met 12 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during fiscal 2000. The Board of Directors of the Company had not established any committees in fiscal 2000. The Board of Directors of the Association has established an Executive Committee, an Audit Committee, a Personnel Committee and a Nominating Committee.

               Executive Committee. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of the Association between Board meetings. The Executive Committee consists of three outside directors appointed by the Chairman of the Board. If any member is unable to attend, the Managing Officer may appoint any other director to serve. The Executive Committee also serves as a Loan Committee that reviews all real estate loans. The Executive Committee met 52 times in fiscal 2000.

               Audit Committee. The Audit Committee, which is appointed by the Chairman of the Board and consists of Messrs. Auck (who serves as chairman), Mizick and Harris has the right to inspect and review the records of the Association associated with its annual audit. The Committee meets annually with the Association's auditors and then is required to report the results of such meeting to the full board of directors. The Audit Committee met once during fiscal 2000.

         Personnel Committee. The Personnel Committee has the responsibility to review personnel policy and to recommend changes regarding employee salaries, fringe benefits and related personnel matters. Messrs. Harris (who serves as chairman), Fissel and Romanoff are members of the Personnel Committee, which met 2 times during fiscal 2000.

         Nominating Committee. The Nominating Committee makes written nominations for directors at least 30 days prior to the annual meeting of shareholders. The committee is appointed by the Chairman of the Board at the Board of Directors' September meeting and consists of two members.

Executive Officers Who Are Not Directors

         The following sets forth certain information with respect to the executive officers of the Company and the Association who are not directors, including their business experience for at least the past five years.

         Brian R. Buckley. Age 53. Mr. Buckley has served the Association as a Vice President since 1979. He has been employed by the Association since 1974.

         Phillip W. Gerber. Age 47. Mr. Gerber has served the Association as Vice President since January 1997. Prior to January 1997, he had served as Vice President of Farmers Citizens Bank, Bucyrus, Ohio, for 24 years.

         Robert W. Siegel. Age 30. Mr. Siegel has served the Association as Treasurer since August 1999. He has been employed by the Association since April 1996. Prior to April 1996, he had served several positions at the Huntington National Bank, Columbus, Ohio, for 4 years.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and nominee for director of the Company and (iii) all directors and executive officers of the Company and the Association as a group.

                                                       Common Stock
                                                       Beneficially
          Name of                                      Owned as of
     Beneficial Owner                            September 7, 2000(1)(2)
     ----------------                            -----------------------
                                                    No.             %
                                                 ---------        -----
Jeffrey L. Gendell (3)
200 Park Avenue, Suite 3900
New York, New York 10166                           76,500           6.5

Community Investors Bancorp, Inc.(4)
  Employee Stock Ownership Trust
  119 South Sandusky Avenue
  Bucyrus, Ohio  44820                            131,984          11.2
Directors:
  David M. Auck (5)                                39,452           3.3
  Philip E. Harris (6)                             12,842           1.1
  Brent D. Fissel, DDS (7)                          4,715             *
  Dale C. Hoyles (8)                               17,436           1.5
  John W. Kennedy (9)                              60,692           5.1
  John D.  Mizick                                   1,000             *
  Michael Romanoff (10)                             6,300             *
All directors and executive officers
  of the Company and the Association
  as a group (10 persons)                         169,889          13.8

--------------------------------
*              Represents less than 1% of the outstanding Common Stock.

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares.

(2) Based upon filing made pursuant to the Securities Exchange Act of 1934, as amended.

(3) Based upon Schedule 13D filed with the Securities and Exchange Commission dated September 2, 1997.

(4) The Community Investors Bancorp, Inc. Employee Stock Ownership Trust ("Trust") was established pursuant to the Community Investors Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Hoyles, Kennedy and Buckley, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 66,149 of the shares of Common

     Stock held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in accordance with their fiduciary duties as trustees. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the shares held by the Trust.

(5) Includes 12,375 shares held in a retirement account. Also includes 666 shares granted pursuant to the MRP which are scheduled to vest on or prior to November 1, 2000 and 7,472 shares which may be acquired upon the exercise of stock options.

(6) Two thousand two hundred fifty of the indicated shares are held jointly with the director's spouse., Also includes 666 shares granted pursuant to the MRP which are scheduled to vest on November 1, 2000 and 7,472 shares which may be acquired upon the exercise of stock options.

(7) Includes 4,317 shares which may be acquired upon the exercise of stock options.

(8) Includes 3,591 shares held by Mr. Hoyles' spouse. Also includes 666 shares granted pursuant to the MRP which are scheduled to vest on or prior to November 1, 2000 and 7,472 shares which may be acquired upon the exercise of stock options.

(9) Includes 16,920 held jointly with the director's spouse, 4,461 shares held by Mr. Kennedy's spouse, 901 shares held in a retirement account, 10,600 shares which have been allocated to Mr. Kennedy's account in the ESOP, 1,800 shares granted pursuant to the MRP which are scheduled to vest on or prior to November 1, 2000 and 10,260 shares which may be acquired through the exercise of stock options.

(10) Includes 675 shares held jointly with his children.


                             EXECUTIVE COMPENSATION
Summary

            The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Association for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer of the Association. No other executive officer had total compensation during the last fiscal year which exceeded $100,000. The Company currently does not pay any separate compensation to its executive officers.

                                                                                    Other                                All
                                                                                    Annual         Stock                Other
  Name and Principal Position  For the Year ended June 30,   Salary    Bonus    Compensation(1)  Grants(2) Options  Compensation (3)
  ---------------------------  ---------------------------  --------   -----    ---------------  --------- -------  ----------------


   John W. Kennedy                        2000               $76,700   $-----        $-----     $-------    -----     $15,327
   President and                          1999                74,472    -----         -----      -------    -----      26,717
   Managing Officer                       1998                74,472    -----         -----       32,063    -----      21,745



--------------------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Association, the costs to the Association of providing such benefits to the named executive officers during the year ended June 30, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Consists of awards granted pursuant to the Company's 1995 Management Recognition Plan which vest and are exercisable at the rate of 20% per year over a five-year period commencing on the first anniversary of the date of the grant. The grant to Mr. Kennedy in 1998 had a market value at June 30, 2000 of $18,141.

(3) Consists of amounts allocated during the years ended December 31, 1998, December 31, 1999 and December 31, 2000 pursuant to the ESOP based on a per share price of $10.77 and $12.25 and $9.25, respectively, per share on the date of allocation.

Stock Options

               The following table discloses information regarding options exercised during the year ended June 30, 2000, and held at year-end, by the Chief Executive Officer.


                                                           Number of Options at                 Value of Options at
                                                              June 30, 2000                      June 30, 2000(1)
                                                              -------------                      ----------------
                         Shares Acquired      Value
       Name                On Exercise       Realized    Exercisable    Unexercisable        Exercisable    Unexercisable
       ----                -----------       --------    -----------    -------------        -----------    -------------
   John W. Kennedy             -----           -----        10,260           2,565              $14,877         $3,719

--------------------------
(1)  Based on a per share market price of $8.0625 at June 30, 2000.


Compensation of Directors

               Board Fees. In fiscal 2000, members of the Board of Directors of the Association were paid fees semiannually at the rate of $500 per Board of Directors meeting and $55 per committee meeting. The Chairman of the Board received a fee of $750 per Board of Directors meeting. Each director is also paid an annual fee of $75 and is permitted two absences annually without affecting his directors' fees.

Severance Agreements

               The Company and the Association (collectively the "Employers") have entered into severance agreements with Messrs. Kennedy, Buckley, Gerber and Siegel (individually an "Executive Officer"). The Employers have agreed that in the event that the Executive Officer's employment is terminated as a result of certain adverse actions which are taken with respect to the Executive Officer's employment following a Change in Control of the Company or the Association, as defined, such Executive Officer will be entitled to a cash severance amount equal to 2.99 times his base salary.

               A Change in Control is generally defined in the severance agreement to include (i) the acquisition by any person of 25% or more of the Company's or the Association's outstanding voting securities and (ii) a change in a majority of the directors of the Company or the Association during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company or the Association, as applicable, at the beginning of such period. The current base salaries upon which a cash severance payment would be paid to Messrs. Kennedy, Buckley, Gerber and Siegel are $76,700, $66,120, $66,120 and $51,408, respectively.

               Each severance agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of
Section 28OG of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the Executive Officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

               Although the above-described severance agreements could increase the cost of any acquisition of control of the Company or the Association, management of the Company and the Association does not believe that the terms thereof would have a significant anti-takeover effect.

Indebtedness of Management

               All of  the  Association's  currently  outstanding  loans  to its directors and executive officers were originally made either (i) in the ordinary course of business at substantially the same terms, including interest rates and collateral, as those prevailing at the time of the loans for comparable transactions with other persons and did not involve more than the normal risk of collectability or other unfavorable features or (ii) pursuant to a benefit or compensation program that is widely available to the employers of the Association and that does not give preference to any insider of the Association over other employees of the Association.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

               The Board of Directors of the Company has appointed Grant Thornton, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending June 30, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

               The Company has been advised by Grant Thornton that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Grant Thornton will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton as independent auditors for the fiscal year ending June 30, 2001.

                              SHAREHOLDER PROPOSALS

         Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders of the Company, which is scheduled to be held in October 2001, must be received at the principal executive offices of the Company, 119 South Sandusky Avenue, Bucyrus, Ohio 44820, Attention: Secretary, no later than May 25, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article X, Sections D and E of the Company's Code of Regulations, which provides that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Accordingly, shareholder proposals submitted under the Company's code of regulations in connection with the next annual meeting of stockholders must be received by the Company no later than June 24, 2001.


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Shareholders for the year ended June 30, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written requests should be directed to Brian R. Buckley, Community Investors Bancorp, Inc., P.O. Box 766, 119 South Sandusky Avenue, Bucyrus, Ohio 44820. The Form 10-K is not part of the proxy solicitation materials.



                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation

                                TABLE OF CONTENTS


President's Letter to Stockholders...............................       2

The Business of Community Investors Bancorp, Inc. and Subsidiary.       3

Market for Common Stock..........................................       3

Selected Consolidated Financial Data.............................       5

Management's Discussion and Analysis of Financial Condition
  and Results of Operations......................................       7

Discussion of Financial Condition Changes from June 30, 1999 to
  June 30, 2000..................................................       8

Comparison of Results of Operations for Fiscal Years Ended
  June 30, 2000 and 1999.........................................       9

Comparison of Results of Operations for Fiscal Years Ended
  June 30, 1999 and 1998.........................................      10

Average Yield Analysis...........................................      13

Rate/Volume Table................................................      14

Asset and Liability Management...................................      15

Liquidity and Capital Resources..................................      17

Recent Accounting Pronouncements.................................      18

Report of Independent Certified Public Accountants...............      19

Consolidated Financial Statements................................      20

Directors and Officers...........................................      50

Stockholder Services.............................................      51

Dear Stockholder:

We are pleased to present our Annual Report to Stockholders covering the fiscal year ending June 30, 2000.

Fiscal 2000 represented another year of solid results for your Corporation. The strength of our earnings performance was masked by a $240,000 after-tax charge related to the sale of our mobile home loan portfolio. However, we believe the long-term improvement in our asset quality more than justifies the short-term cost of the sale.

We continue to be the leader in financing of single-family dwellings in our area. We also have been most fortunate to be able to continue to originate a significant percentage of adjustable rate mortgages. As interest rates increase, we are starting to see the improved results of having a high percentage of home loans with adjustable rates.

Moreover, we continue to look for additional products or changes to current products to increase our fee income. The Crawford County Ohio market area is probably the strongest it has been in over 100 years. Employment is high; there seem to be improving employment levels everywhere we turn. The old saying that "It doesn't get much better than this" seems to be very valid.

The prices of financial institutions stock have been a large disappointment to your management and Board of Directors. The great majority of financial services stocks have had dramatic decreases in this past year. We feel financial stocks will start to improve over the next year and that profits will be the main driver. We feel we are better positioned today for considerably better financial results in 2001.

We have once again increased your cash dividend on common stock to $.26, an 8.3% increase over the $.24 cash dividend of last year.

In conclusion, we remain committed to enhancing the long-term value of your investment in CIBI, and thank you very much for your support over the past year.

Very truly yours,

COMMUNITY INVESTORS BANCORP, INC.



/s/ John W. Kennedy
-------------------
John W. Kennedy
President

          BUSINESS OF COMMUNITY INVESTORS BANCORP, INC. AND SUBSIDIARY


General

Community Investors Bancorp, Inc. (the "Corporation") was organized in fiscal 1995 at the direction of the Board of Directors of First Federal Savings and Loan Association of Bucyrus ("First Federal" or the "Association") for the purpose of acquiring all of the common stock to be issued by the Association upon its conversion from a federally-chartered mutual savings and loan to a federally-chartered stock association (the "Conversion"). Since completion of the Conversion on February 6, 1995, the Corporation has conducted business as a unitary savings and loan holding company. At June 30, 2000, the Corporation had $119.0 million of total assets, $108.3 million of total liabilities, including $79.1 million of deposits, and $10.8 million of stockholders' equity.

The Association is a traditional savings and loan association primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate loans secured by single-family residences primarily located in Crawford County, Ohio. To a lesser extent, the Association originates other real estate loans secured by non-residential real estate and construction loans and non-real estate loans, primarily consisting of consumer loans. The Association also invests in U.S. Government and agency obligations and mortgage-backed securities which are issued or guaranteed by federal agencies.

As a savings and loan holding company, the Corporation is subject to regulation, supervision and examination by the Office of Thrift Supervision of the United States Department of the Treasury (the "OTS"). As a savings association chartered under the laws of the United States, the Association is subject to regulation, supervision and examination by the OTS and the Federal Deposit Insurance Corporation (the "FDIC"). The Association is also a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati.


                             MARKET FOR COMMON STOCK


Shares of common stock of Community Investors Bancorp, Inc. are traded nationally under the symbol "CIBI" on the Nasdaq SmallCap Market System ("Nasdaq"). At September 7, 2000, the Corporation had 1,185,388 shares of common stock outstanding and 436 stockholders of record.

The following tables set forth the reported high and low sale prices of a share of the Corporation's common stock as reported by Nasdaq and cash dividends paid per share of common stock during the periods indicated.

                         Fiscal Year Ended June 30, 2000

Quarter Ended                   High           Low      Dividend

September 30, 1999              $10.00        $ 9.13     $.065
December 31, 1999                 9.44          7.28      .065
March 31, 2000                    9.44          8.13      .065
June 30, 2000                     8.50          8.06      .065

                         Fiscal Year Ended June 30, 1999

Quarter Ended                   High           Low      Dividend

September 30, 1998              $15.00        $12.00     $.06
December 31, 1998                13.50         11.50      .06
March 31, 1999                   12.75          9.00      .06
June 30, 1999                    10.75          8.63      .06

In addition to certain federal income tax considerations, OTS regulations impose limitations on the payment of dividends and other capital distributions by savings associations. Under OTS regulations applicable to converted savings associations, the Association is not permitted to pay a cash dividend on its common shares if the Association's regulatory capital would, as a result of the payment of such dividend, be reduced below the amount required for the liquidation account (which was established for the purpose of granting a limited priority claim on the assets of the Association, in the event of a complete liquidation, to those members of the Association before the Conversion who maintain a savings account at the Association after the Conversion) or applicable regulatory capital requirements prescribed by the OTS.

The Association is subject to regulations imposed by the Office of Thrift Supervision ("OTS") regarding the amount of capital distributions payable by the Association to the Corporation. Generally, the Association's payment of dividends is limited, without prior OTS approval, to net income for the current calendar year plus the two preceding calendar years, less capital distributions paid over the comparable time period. Insured institutions are required to file an application with the OTS for capital distributions in excess of this limitation. At June 30, 2000, the Association was required to obtain OTS approval with respect to future dividend distributions to the Corporation.

The Association currently meets all of its regulatory capital requirements and, unless the OTS determines that the Association is an institution requiring more than normal supervision, the Association may pay dividends in accordance with the foregoing provisions of the OTS regulations.

                      SELECTED CONSOLIDATED FINANCIAL DATA


The following tables set forth certain selected consolidated financial and other data of the Corporation at the dates and for the periods indicated. For additional financial information about the Corporation, reference is made to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Corporation and related notes included elsewhere herein.


                                                                          At June 30,
Selected Consolidated Financial
  Condition Data:                           2000            1999             1998              1997             1996
                                                                        (In thousands)
Total assets                             $119,034         $116,224         $102,535         $ 92,304         $ 91,787
Cash and cash equivalents                   2,313            3,497            2,793            2,410            1,909
Securities:
  Available-for-sale                       14,876           15,517            5,485            1,498            6,201
  Held-to-maturity                          4,382            4,577            8,554            9,990           15,674
Loans receivable - net                     94,366           89,922           83,574           76,446           66,255
Deposits                                   79,138           79,954           75,955           72,911           69,911
Federal Home Loan Bank advances            28,611           25,291           15,558            7,810            9,884
Stockholders' equity, restricted           10,763           10,417           10,343           11,113           11,486



                                                                        Year ended June 30,

Selected Consolidated Operating Data:              2000           1999          1998            1997           1996

                                                                 (In thousands, except share data)

Total interest income                             $8,471         $8,189         $7,511         $7,288         $6,770
Total interest expense                             5,078          4,822          4,153          4,069          3,626
                                                   -----          -----          -----          -----          -----
Net interest income                                3,393          3,367          3,358          3,219          3,144
Provision for losses on loans                        121             94            156            142            159
                                                  ------        -------         ------         ------         ------
Net interest income after provision for
  losses on loans                                  3,272          3,273          3,202          3,077          2,985

Other income                                         291            261            197            140            164
Loss on disposition of mobile home
  loan portfolio                                     364              -              -              -              -
SAIF recapitalization assessment                       -              -              -            458              -
General, administrative and other expense          2,198          2,147          2,076          1,862          1,805
                                                   -----          -----          -----          -----          -----
Earnings before income taxes                       1,001          1,387          1,323            897          1,344

Federal income taxes                                 333            465            444            308            458
                                                  ------         ------         ------         ------         ------
Net earnings                                      $  668         $  922         $  879         $  589         $  886
                                                  ======         ======         ======         ======         ======
Earnings per share (1)
  Basic                                           $  .59         $  .81         $  .70         $  .44         $  .59
                                                     ===            ===            ===            ===            ===
  Diluted                                         $  .58         $  .78         $  .68         $  .44         $  .59
                                                     ===            ===            ===            ===            ===


(1) Earnings per share for the years ended June 30, 1997 and 1996 have been restated to give effect to the 3-for-2 stock splits effected during fiscal 1998 and 1997.



                                                                            At or for the year ended June 30,
Selected financial ratios and
  other data:  (1)                                            2000        1999          1998          1997           1996

Return on average assets (4)                                  .56%          .81%          .90%          .62%          1.05%
Return on average equity (4)                                 6.23          9.03          8.05          5.21           7.44
Average equity to average assets                             9.00          9.02         11.20         11.97          14.06
Interest rate spread (2)                                     2.64          2.63          3.07          3.06           3.02
Net interest margin (2)                                      2.94          3.02          3.54          3.53           3.73
Non-performing assets and troubled debt
  restructuring to total assets at end of period (3)          .39           .87           .64           .63            .78
Non-performing loans and troubled debt
  restructuring to total loans at end of period (3)           .49          1.07           .70           .65            .94
Average interest-earning assets to average
  interest-bearing liabilities                             106.93        109.01        110.58        110.40         116.57
Net interest income after provision for loan
  losses and other income to total general,
  administrative and other expense (4)                     158.79        164.59        163.73        138.66         174.46
General, administrative and other expense to
  average total assets (4)                                   1.85          1.90          2.13          2.46           2.13
Dividend payout ratio (5)                                   44.07         29.63         30.48         40.40           6.03
Book value per share (5)                                    $9.02         $8.55         $8.17         $7.97          $7.66



(1) With the exception of end of period ratios, all ratios are based on average monthly balances during the periods.

(2) Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3) Non-performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans and real estate, mobile homes and other assets acquired by foreclosure or deed-in-lieu thereof.

(4) Before consideration of the SAIF recapitalization assessment the ratios set forth below for the fiscal year ended June 30, 1997, would have been as follows:

         Return on average assets                             .95%
         Return on average equity                             7.90
         Net interest income after provision for
          loan losses and other income to total
          general, administrative and other expense         165.25
         General, administrative and other expense
          to average total assets
                                                              1.97

(5) Adjusted to give effect to the 3-for-2 stock splits effected during fiscal 1998 and 1997.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Overview

The principal asset of the Corporation is its ownership of First Federal. Accordingly, the Corporation's results of operations are primarily dependent upon the results of operations of the Association. The Association conducts a general banking business that consists of attracting deposits from the general public and using those funds to originate loans for primarily residential and consumer purposes.

The Association's profitability depends primarily on its net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans, investments and mortgage-backed securities) less the interest expense incurred on interest-bearing liabilities (i.e., deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rates paid on these balances.

Additionally, and to a lesser extent, the Association's profitability is affected by such factors as the level of other income and general and administrative expenses, the provision for losses on loans, and the effective tax rate. Other income consists primarily of service charges and other fees. General, administrative and other expenses consist of compensation and benefits, occupancy-related expenses, FDIC deposit insurance premiums and other operating expenses.

Management's discussion and analysis of earnings and related financial data are presented herein to assist investors in understanding the consolidated financial condition and results of operations of the Corporation for the fiscal years ended June 30, 2000 and 1999. This discussion should be read in conjunction with the consolidated financial statements and related footnotes presented elsewhere in this report.

Forward-Looking Statements

In the following pages, management presents an analysis of the Corporation's financial condition as of June 30, 2000, and the results of operations for the year ended June 30, 2000 as compared to prior periods. In addition to this historical information, the following discussion contains forward-looking statements that involve risks and uncertanties. Economic circumstances, the Corporation's operations and the Corporation's actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences are discussed herein but also include changes in the economy and interest rates in the nation and in the Corporation's general market area.

Without limiting the foregoing, some of the forward-looking statements include the following:

     Management's establishment of an allowance for loan losses and its statements regarding the adequacy of such allowance for loan losses.

     Management's opinion as to the financial statement effect of certain recent accounting pronouncements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


Discussion of Financial Condition Changes from June 30, 1999 to June 30, 2000

The Corporation's total assets amounted to $119.0 million as of June 30, 2000, an increase of $2.8 million, or 2.4%, over the $116.2 million total at June 30, 1999. The increase in assets was funded primarily through an increase in advances from the Federal Home Loan Bank of $3.3 million, which was partially offset by an $816,000 decrease in deposits outstanding.

Cash and cash equivalents and investment securities totaled $21.6 million at June 30, 2000, a decrease of $2.0 million, or 8.6%, from 1999 levels. The decrease resulted primarily from maturities of investment and mortgage-backed securities of $135,000 and $2.7 million, respectively, which were offset by purchases of investment securities totaling $2.1 million. Purchases during fiscal 2000 included government agency securities bearing a weighted-average interest rate of 8.32%, which were financed via fixed-rate advances from the Federal Home Loan Bank bearing a weighted-average cost of 6.52%, coupled with proceeds from maturities of investment securities.

Loans receivable totaled $94.4 million at June 30, 2000, an increase of $4.4 million, or 4.9%, over June 30, 1999 levels. Loan disbursements during fiscal 2000 totaled $24.0 million, which were partially offset by principal repayments of $18.0 million. The volume of loan disbursements during fiscal 2000 represented a $13.7 million, or 36.4%, decline compared to the record volume in fiscal 1999. The decrease in loan origination volume was due primarily to a decline in loan demand following an overall increase in interest rates in the economy year to year.

At June 30, 2000, the Corporation's allowance for loan losses totaled $484,000, which represented .51% of total loans and 107.8% of nonperforming loans. The allowance totaled $591,000 at June 30, 1999, which represented .66% of total loans and 64.8% of nonperforming loans at that date. Nonperforming loans totaled $449,000 and $912,000 at June 30, 2000 and 1999, respectively, which represented
 .48% and 1.01% of total loans at those respective dates. Although management believes that its allowance for loan losses at June 30, 2000 was adequate based on the available facts and circumstances, there can be no assurance that additions to such allowance will not be necessary in future periods, which could adversely affect the Corporation's results of operations.

Deposits totaled $79.1 million at June 30, 2000, a decrease of $816,000, or 1.0%, from the $79.9 million total reported at June 30, 1999. While management has generally pursued a strategy of moderate growth in the deposit portfolio, it has historically not engaged in sporadic increases or decreases in interest rates, nor has it offered the highest rates available in its deposit market.

Advances from the Federal Home Loan Bank totaled $28.6 million at June 30, 2000, an increase of $3.3 million, or 13.1%, over June 30, 1999 levels. Proceeds from such advances were used primarily to fund the purchase of investment securities and to fund the growth in the loan portfolio.

Stockholders' equity totaled $10.8 million at June 30, 2000, an increase of $346,000, or 3.3%, over June 30, 1999 levels. The increase resulted primarily from net earnings of $668,000, which was partially offset by repurchases of 25,896 shares of treasury stock at an aggregate price of $219,000, coupled with dividend payments on common stock totaling $310,000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


Comparison of Results of Operations for the Fiscal Years Ended June 30, 2000 and 1999
--------------------------------------------------------------------------------

General

The Corporation's net earnings totaled $668,000 for the fiscal year ended June 30, 2000, a decrease of $254,000, or 27.5%, from the $922,000 of net earnings reported for fiscal 1999. The decrease in earnings resulted primarily from a $364,000 loss on the disposition of the mobile home loan portfolio recorded during the fiscal year. Exclusive of this loss, the Corporation would have realized net earnings for the current period of $908,000, or $.80 per basic share.

Net Interest Income

Total interest income for the fiscal year ended June 30, 2000, amounted to $8.5 million, an increase of $282,000, or 3.4%, over fiscal 1999. This increase was due primarily to a $3.9 million, or 3.5%, increase in the weighted-average balance of interest-earning assets outstanding. Interest income on loans increased by $244,000, or 3.6%, due primarily to a $5.1 million, or 5.8%, increase in the average balance of loans outstanding year-to-year, partially offset by a sixteen basis point decline in the average yield. Interest income on investment and mortgage-backed securities and interest-bearing deposits increased by $38,000, or 2.9%, due primarily to a 46 basis point increase in the average yield year to year, which was partially offset by a $1.2 million, or 4.9%, decline in the average portfolio balance outstanding.

Interest expense on deposits decreased by $68,000, or 1.9%, primarily due to a twenty-two basis point decrease in cost of deposits, which was partially offset by a $2.3 million, or 3.0%, increase in the weighted-average balance of deposits outstanding. Interest expense on borrowings increased by $324,000, or 25.7%, during the current period, due primarily to a $3.4 million increase in the weighted-average balance of advances from the Federal Home Loan Bank outstanding, coupled with a fifty-four basis point increase in the average cost of borrowings, to 5.84% in fiscal 2000.

As a result of the foregoing changes in interest income and interest expense, net interest income increased by $26,000, or .8%, to a total of $3.4 million for the fiscal year ended June 30, 2000. The interest rate spread amounted to 2.64% in fiscal 2000, compared to 2.63% in fiscal 1999, while the net interest margin totaled approximately 2.94% in fiscal 2000, as compared to 3.02% in fiscal 1999.

Provision for Losses on Loans

A provision for losses on loans is charged to earnings to bring the total allowance for loan losses to a level considered appropriate by management based on historical experience, the volume and type of lending conducted by the Association, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to the Association's market area, and other factors related to the collectibility of the Association's loan portfolio. As a result of such analysis, management recorded a $121,000 provision for losses on loans during the fiscal year ended June 30, 2000, an increase of $27,000, or 28.7%, over the provision recorded in fiscal 1999. The current period provision was predicated upon the overall growth in the loan portfolio, offset by a decrease in the level of nonperforming loans.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


Comparison of Results of Operations for the Fiscal Years Ended June 30, 2000 and 1999 (continued)
--------------------------------------------------------------------------------

Other Income

Other income decreased by $334,000 for the fiscal year ended June 30, 2000, compared to fiscal 1999, due primarily to a $364,000 loss recorded on the disposition of the mobile home loan portfolio. The sale of the aforementioned assets resulted as management elected to dispose of the lower yielding portfolio and re-deploy these funds into higher quality, higher yielding assets. Exclusive of this loss, the Corporation's other income would have increased by $30,000, or 11.5%, primarily due to increased service fees on deposit accounts and transactions.

General, Administrative and Other Expense

General, administrative and other expense totaled $2.2 million for the fiscal year ended June 30, 2000, an increase of $51,000, or 2.4%, compared to fiscal 1999. This increase was due primarily to a $57,000, or 5.0%, increase in employee compensation and benefits and a $28,000, or 13.1%, increase in data processing, which were partially offset by a $24,000, or 16.2%, decrease in franchise taxes. The increase in employee compensation and benefits resulted primarily from increased management staffing levels year to year, coupled with normal merit increases. The increase in data processing generally reflects the effects of the Corporation's overall growth year to year. The decrease in franchise taxes was due to a reduction in the effective tax rate.

Federal Income Taxes

The provision for federal income taxes decreased by $132,000, or 28.4%, for the fiscal year ended June 30, 2000, as compared to fiscal 1999. This decrease resulted primarily from the decrease in net earnings before taxes of $386,000, or 27.8%. The effective tax rates were 33.3% and 33.5% for the fiscal years ended June 30, 2000 and 1999, respectively.


Comparison of Results of Operations for the Fiscal Years Ended June 30, 1999 and 1998
--------------------------------------------------------------------------------

General

The Corporation's net earnings totaled $922,000 for the fiscal year ended June 30, 1999, an increase of $43,000, or 4.9%, over the $879,000 of net earnings reported for fiscal 1998. The increase in earnings resulted from a $62,000 decrease in provision for losses on loans, a $64,000 increase in other income and a $9,000 increase in net interest income, which were partially offset by a $71,000 increase in general, administrative and other expense and a $21,000 increase in the provision for federal income taxes.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


Comparison of Results of Operations for the Fiscal Years Ended June 30, 1999 and 1998 (continued)
--------------------------------------------------------------------------------

Net Interest Income

Total interest income for the fiscal year ended June 30, 1999, amounted to $8.2 million, an increase of $678,000, or 9.0%, over fiscal 1998. This increase was due primarily to a $16.5 million, or 17.4%, increase in the weighted-average balance of interest-earning assets outstanding, which was partially offset by a fifty-six basis point decline in the average yield year to year, to 7.35% in fiscal 1999. Interest income on loans increased by $240,000, or 3.6%, due primarily to a $6.6 million, or 8.1%, increase in the average balance of loans outstanding year to year, partially offset by a thirty-four basis point decline in the average yield. Interest income on investment and mortgage-backed securities and interest-bearing deposits increased by $438,000, or 49.8%, due primarily to a $9.9 million, or 74.2%, increase in the average portfolio balance outstanding.

Interest expense on deposits increased by $10,000, or .3%, as the $3.4 million, or 4.5%, increase in the weighted-average balance of deposits outstanding was mitigated by a nineteen basis point decrease in the cost of deposits year to year, to 4.54% in fiscal 1999. Interest expense on borrowings increased by $659,000, or 109.8%, during fiscal 1999, compared to fiscal 1998, due primarily to a $13.0 million increase in the weighted-average balance of advances from the Federal Home Loan Bank outstanding, partially offset by a thirty-one basis point decline in the average cost of borrowings, to 5.30% in fiscal 1999.

As a result of the foregoing changes in interest income and interest expense, net interest income increased by $9,000, or .3%, to a total of $3.4 million for the fiscal year ended June 30, 1999. The interest rate spread amounted to 2.63% in fiscal 1999 and 3.07% in fiscal 1998, while the net interest margin totaled approximately 3.02% in fiscal 1999, as compared to 3.54% in fiscal 1998.

Provision for Losses on Loans

Based upon an analysis of historical experience, the volume and type of lending conducted by the Association, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to the Association's market area, and other factors related to the collectibility of the Association's loan portfolio, management recorded a $94,000 provision for losses on loans during the fiscal year ended June 30, 1999, a decrease of $62,000, or 39.7%, from the provision recorded in fiscal 1998. The fiscal 1999 provision was predicated upon the overall growth in the loan portfolio, coupled with an increase in the level of nonperforming loans.

Other Income

Other income increased by $64,000, or 32.5%, for the fiscal year ended June 30, 1999, compared to fiscal 1998, due primarily to an increase in service fees on loan and deposit accounts and transactions.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


Comparison of Results of Operations for the Fiscal Years Ended June 30, 1999 and 1998 (continued)
--------------------------------------------------------------------------------

General, Administrative and Other Expense

General, administrative and other expense totaled $2.1 million for the fiscal year ended June 30, 1999, an increase of $71,000, or 3.4%, compared to fiscal 1998. This increase was due primarily to a $43,000, or 4.0%, increase in employee compensation and benefits and a $36,000, or 20.3%, increase in data processing. The increase in employee compensation and benefits resulted primarily from increased management staffing levels year to year, coupled with increased costs attendant to stock benefit plans and normal merit increases. The increase in data processing generally reflects the effects of the Corporation's overall growth year to year.

Federal Income Taxes

The provision for federal income taxes increased by $21,000, or 4.7%, for the fiscal year ended June 30, 1999, as compared to fiscal 1998. This increase resulted primarily from the increase in net earnings before taxes of $64,000, or 4.8%. The effective tax rates were 33.5% and 33.6% for the fiscal years ended June 30, 1999 and 1998, respectively.

                             AVERAGE YIELD ANALYSIS


The following average balance sheet table sets forth for the periods indicated, information on the Corporation regarding: (i) the total dollar amounts of interest income on interest-earning assets and the resulting average yields;
(ii) the total dollar amounts of interest expense on interest-bearing liabilities and the resulting average costs; (iii) net interest income; (iv) interest rate spread; (v) net interest-earning assets; (vi) the net interest margin; and (viii) the ratio of total interest-earning assets to total interest-bearing liabilities. Additional interest income that would have been recognized had non-accruing loans performed in accordance with original terms has not been included in the table. Interest income from non-accruing loans is a component of interest income in the period received. The loan is returned to accruing status upon payment of all delinquent interest. Information is based on average monthly balances during the period presented.


                                                                             Year ended June 30,
                                                      2000                          1999                           1998
                                          Average  Interest            Average    Interest           Average     Interest
                                      outstanding   earned/   Yield/ outstanding   earned/  Yield/ outstanding    earned/    Yield/
                                          balance    paid     rate      balance     paid     rate    balance       paid      rate
Interest-earning assets:
  Loans receivable                      $  93,277    $7,115    7.63%   $  88,179   $6,871    7.79%    $81,586     $6,631      8.13%
  Investment securities                    21,391     1,313    6.14       20,448    1,168    5.71      12,668        837      6.61
  Other interest-earning
    assets (1)                                758        43    5.67        2,851      150    5.26         705         43      6.10
                                        ---------   -------    ----    ---------   ------    ----    --------    -------   -------
        Total interest-earning
          assets                          115,426     8,471    7.34      111,478    8,189    7.35      94,959      7,511      7.91

Non-interest-earning assets                 3,706                          1,671                        2,572
                                        ---------                      ---------                      -------

        Total assets                     $119,132                       $113,149                      $97,531
                                          =======                        =======                       ======

Interest-bearing liabilities:
  Deposits                              $  80,862     3,495    4.32    $  78,528    3,563    4.54     $75,177      3,553      4.73
  FHLB advances                            27,086     1,583    5.84       23,735    1,259    5.30      10,695        600      5.61
                                       ----------     -----    ----   ----------    -----    ----      ------     ------   -------
        Total interest-bearing
          liabilities                     107,948     5,078    4.70      102,263    4,822    4.72      85,872      4,153      4.84
                                                      -----    ----                 -----    ----                  -----   -------

Non-interest-bearing
  liabilities                                 468                            675                          736
                                       ----------                     ----------                     --------

        Total liabilities                 108,416                        102,938                       86,608

Stockholders' equity                       10,716                         10,211                       10,923
                                         --------                       --------                       ------

        Total liabilities and
          stockholders' equity           $119,132                       $113,149                      $97,531
                                          =======                        =======                       ======

Net interest income/interest
  rate spread                                        $3,393    2.64%               $3,367    2.63%                $3,358      3.07%
                                                      =====    ====                 =====    ====                  =====   =======

Net interest margin (2)                                        2.94%                         3.02%                            3.54%
                                                               ====                          ====                          =======

Ratio of interest-earning assets
  to interest-bearing liabilities                            106.93%                       109.01%                          110.58%
                                                             ======                        ======                           ======


(1)  Comprised principally of interest-bearing deposits.
(2)  Net interest income divided by average interest-earning assets.

                                RATE/VOLUME TABLE


The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and liabilities have affected the Corporation's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), (iii) changes in rate/volume (changes in rate multiplied by changes in volume) and (iv) total changes in rate and volume.


                                                                               Year ended June 30,
                                                              2000 vs. 1999                                  1999 vs. 1998
                                                  Increase                                                Increase
                                                 (decrease)                     Total                    (decrease)    Total
                                                   due to                     increase/                    due to     increase/
                                                    Rate        Volume      (decrease)     Rate            Volume    (decrease)
Interest-earning assets:
  Loans                                          $ (144)       $  388        $  244        $ (283)       $  523       $  240
  Investment securities                              89            56           145          (127)          458          331
  Interest-earning deposits and other                12          (119)         (107)           (7)          114          107
                                                  -----           ---           ---        ------        ------          ---
        Total interest-earning  assets           $  (43)       $  325           282        $ (417)       $1,095          678
                                                 ======        ======           ====       ======        ======        =====

Interest-bearing liabilities:
  Deposits                                       $ (174)       $  106           (68)       $ (146)       $  156           10
  Advances from Federal Home Loan Bank              136           188           324           (35)          694          659
                                                   ----           ---           ---         -----        ------          ---
        Total interest-bearing liabilities       $  (38)       $  294           256        $ (181)       $  850          669
                                                  =====           ===           ---          ====        ======          ---

Increase in net interest income                                              $   26                                   $    9
                                                                             ======                                   ======

                         ASSET AND LIABILITY MANAGEMENT

The lending activities of savings institutions have historically emphasized long-term loans secured by single-family residences, and the primary source of funds of such institutions has been deposits. The deposit accounts of savings institutions generally bear interest rates that reflect market rates and largely mature or are subject to repricing within a short period of time. This factor, in combination with substantial investments in long-term, fixed-rate loans, has historically caused the income earned by savings institutions on their loan portfolios to adjust more slowly to changes in interest rates than their cost of funds.

In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the Corporation's results of operations, the Corporation's management has implemented and continues to monitor asset and liability management policies to better match the maturities and repricing terms of the Corporation's interest-earning assets and interest-bearing liabilities. Such policies have consisted primarily of: (i) emphasizing investment in Adjustable Rate Mortgages (ARMs); (ii) emphasizing the retention of lower-costing savings accounts and other core deposits and lengthening the term of liabilities by participating in the mortgage matched advances program offered by the Federal Home Loan Bank (FHLB) of Cincinnati; and (iii) maintaining a significant level of liquid assets that can be readily invested in higher yielding investments should interest rates rise.

Although the Corporation emphasizes the origination of single-family residential ARMs, originations of such loans have been difficult due to the preference of the Corporation's customers for fixed-rate residential mortgage loans in the low interest rate environment that has prevailed for the past five years. Despite this preference for fixed-rate originations, as a consequence of management's continuing efforts, $47.1 million, or 62.4%, of the Corporation's portfolio of one-to-four family residential mortgage loans consisted of ARMs at June 30, 2000. In addition, at June 30, 2000, another $8.6 million, or 45.0%, of the Corporation's total loan portfolio consisted of other types of loans with adjustable interest rates.

The Corporation prices deposit accounts based upon the availability of prudent investment opportunities. Pursuant to this policy, the Corporation has generally neither engaged in sporadic increases or decreases in interest rates paid nor offered the highest rates available in its deposit market. In addition, the Corporation does not pursue an aggressive growth strategy which has assisted it in controlling the cost of funds.

The Corporation generally maintains a high level of liquidity to respond to investment opportunities as interest rates and lending activities permit and to fund deposit withdrawals. Management believes that this flexibility will allow the Corporation to maintain its profitability over a wide range of interest rate environments.

The interest rate spread is the principal determinant of First Federal's income. The interest rate spread, and therefore net interest income, can vary considerably over time because asset and liability repricing do not coincide. Moreover, the long-term and cumulative effect of interest rate changes can be substantial. Interest rate risk is defined as the sensitivity of an institution's earnings and net asset values to changes in interest rates. The management and Board of Directors attempt to manage First Federal's exposure to interest rate risk in a manner to maintain the projected four-quarter percentage change in net interest income and the projected change in the market value of portfolio equity within limits established by the Board of Directors, assuming a permanent and instantaneous parallel shift in interest rates.

First Federal, like other financial institutions, is subject to interest rate risk to the extent that its interest-earning assets reprice differently than its interest-bearing liabilities. As a part of its effort to monitor its interest rate risk, First Federal reviews the reports of the OTS which set forth the application of the "net portfolio value" ("NPV") methodology adopted by the OTS as part of its final rules related to revisions in the risk-based capital regulations. Although First Federal is not currently subject to the NPV regulation, the application of the NPV methodology may illustrate First Federal's interest rate risk.

Generally, NPV is the discounted present value of the difference between incoming cash flows on interest-earning and other assets and outgoing cash flows on interest-bearing liabilities. The application of the methodology attempts to quantify interest rate risk as the change in the NPV which would result from a theoretical 200 basis point (1 basis point equals .01%) change in market interest rates. Both a 200 basis point increase in market interest rates and a 200 basis point decrease in market interest rates are considered. If the NPV would decrease more than 2% of the present value of the institution's assets with either an increase or a decrease in market rates, the institution must deduct 50% of the amount of the decrease in excess of such 2% in the calculation of the institution's risk-based capital.

At June 30, 2000, 2% of the present value of First Federal's assets was approximately $2.4 million. Because the interest rate risk of a 200 basis point increase in market interest rates (which was greater than the interest rate risk of a 200 basis point decrease) exceeded $2.4 million at June 30, 2000, First Federal would have been required to reduce its capital by approximately $630,000 (50% of the $1.3 million difference) in determining whether First Federal met its risk-based capital requirement. Regardless of such reduction, however, First Federal's risk-based capital would still have exceeded the regulatory requirement by approximately $4.4 million.

The tables below show the increase and decrease of NPV under different interest rate scenarios at June 30, 2000 and 1999.

                                     June 30, 2000

                                       Estimated
Change in                               NPV as a
Interest Rates     Estimated           Percentage             Amount
(basis points)           NPV            of Assets           of Change   Percent
                                 (Dollars in thousands)

+300                $  4,849              4.33%             $(5,759)     (54)%
+200                   6,966              6.08               (3,642)     (34)
+100                   8,937              7.63               (1,671)     (16)
   -                  10,608              8.89                    -        -
-100                  11,708              9.68                1,100       10
-200                  12,286             10.06                1,678       16
-300                  13,211             10.69                2,603       25

                                  June 30, 1999

                                     Estimated
Change in                            NPV as a
Interest Rates     Estimated         Percentage             Amount
(basis points)           NPV          of Assets            of Change    Percent
                                (Dollars in thousands)

+300                $  6,069              5.36%             $(3,376)     (36)%
+200                   7,753              6.72               (1,692)     (18)
+100                   8,780              7.52                 (665)      (7)
     -                 9,445              8.01                   -         -
-100                  10,195              8.56                  750        8
-200                  11,098              9.21                1,653       18
-300                  12,215             10.00                 2,770      29




In the event that interest rates should rise from current levels, First Federal's net interest income could be expected to be negatively affected. Moreover, rising interest rates could negatively affect First Federal's earnings due to diminished loan demand.


                         LIQUIDITY AND CAPITAL RESOURCES

The Corporation's primary sources of funds are deposits, repayments, prepayments and maturities of outstanding loans and mortgage-backed securities and funds provided by operations. While scheduled loan and investment securities repayments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the movement of interest rates in general, economic conditions and competition. The Corporation manages the pricing of its deposits to maintain a deposit balance deemed appropriate and desirable. In addition, the Corporation invests excess funds in FHLB overnight deposits and other short-term interest-earning assets which provide liquidity to meet lending requirements. The Corporation has been able to generate enough cash through the retail deposit market, its traditional funding source, to offset the cash utilized in investing activities. As an additional source of funds, the Association may borrow from the FHLB of Cincinnati and has access to the Federal Reserve Bank discount window. The Association has borrowed from the FHLB of Cincinnati as part of its asset/liability management strategy to match payments on the advances to the stream of income from its recently originated fixed rate one-to-four family residential loan portfolio and its investment in U.S. government agency bonds. As of June 30, 2000, the Association had $28.6 million of advances outstanding.

Liquidity management is both a daily and long-term function. Excess liquidity is generally invested in short-term investments such as FHLB of Cincinnati overnight deposits. On a longer term basis, the Corporation maintains a strategy of investing in various investment securities and lending products. At June 30, 2000, the total approved mortgage-loan commitments outstanding amounted to $519,000. At the same date, the Corporation had maximum exposure for loan commitments under unfunded loans and unused lines of credit totaling $3.0 million.

During fiscal 2000, the Corporation had positive cash flows from operating activities and financing activities and negative cash flows from investing activities which resulted in a net decrease in cash and cash equivalents for the year totaling $1.2 million.

During fiscal 1999, the Corporation had positive cash flows from operating activities and financing activities and negative cash flows from investing activities which resulted in a net increase in cash and cash equivalents for the year totaling $704,000.

Operating activities provided cash as net interest income exceeded general and administrative expenses. Investing activities used cash primarily as a result of loan originations and purchases of investment securities exceeding principal repayments. Cash flows from financing activities increased during fiscal 2000 and 1999 primarily due to proceeds from Federal Home Loan Bank advances.

The Association is required by the Office of Thrift Supervision ("OTS") to maintain average daily balances of liquid assets and short-term liquid assets (as defined) in amounts equal to 4% and 1%, respectively, of net withdrawable deposits and borrowings payable in one year or less to assure its ability to meet demand for withdrawals and repayment of short-term borrowings. The liquidity requirements may vary from time to time at the direction of the OTS depending upon economic conditions and deposit flows. The Association's average monthly liquidity ratio and short-term liquid assets ratio at June 30, 2000 was 11.7%.


                        RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value. SFAS No. 133 also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged, and specifies detailed criteria to be met to qualify for hedge accounting.

The definition of a derivative financial instrument is complex, but in general, it is an instrument with one or more underlyings, such as an interest rate or foreign exchange rate, that is applied to a notional amount, such as an amount of currency, to determine the settlement amount(s). It generally requires no significant initial investment and can be settled net or by delivery of an asset that is readily convertible to cash. SFAS No. 133 applies to derivatives embedded in other contracts, unless the underlying of the embedded derivative is clearly and closely related to the host contract.

SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. On adoption, entities are permitted to transfer held-to-maturity debt securities to the available-for-sale or trading category without calling into question their intent to hold other debt securities to maturity in the future. Management adopted SFAS No. 133 effective July 1, 2000, as required, without material impact on the Corporation's financial condition and results of operations.

               Report of Independent Certified Public Accountants

Board of Directors
Community Investors Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Community Investors Bancorp, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of earnings, comprehensive income, stockholders' equity and cash flows for each of the years ended June 30, 2000, 1999 and 1998. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Community Investors Bancorp, Inc. as of June 30, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the years ended June 30, 2000, 1999 and 1998, in conformity with generally accepted accounting principles.





/s/ Grant Thornton LLP
----------------------
GRANT THRONTON, LLP

Cincinnati, Ohio
August 16, 2000

                        Community Investors Bancorp, Inc.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                    June 30,
                        (In thousands, except share data)

               ASSETS                                                                             2000                  1999
Cash and due from banks                                                                     $    1,701            $    2,142
Federal funds sold                                                                                 310                   724
Interest-bearing deposits in other financial institutions                                          302                   631
                                                                                              --------            ----------
               Cash and cash equivalents                                                         2,313                 3,497

Investment securities available for sale - at market                                             5,773                 3,847
Investment securities held to maturity - at amortized cost, approximate market
  value of $3,556 and $3,647 as of June 30, 2000 and 1999                                        3,616                 3,664
Mortgage-backed securities available for sale - at market                                        9,103                11,670
Mortgage-backed securities held to maturity - at amortized cost, approximate market
  value of $742 and $872 as of June 30, 2000 and 1999                                              766                   913
Loans receivable - net                                                                          94,366                89,922
Property acquired in settlement of loans - net                                                      69                    50
Office premises and equipment - at depreciated cost                                                692                   720
Federal Home Loan Bank stock - at cost                                                           1,507                 1,363
Accrued interest receivable on loans                                                                86                    65
Accrued interest receivable on mortgage-backed securities                                           52                    69
Accrued interest receivable on investments and interest-bearing deposits                           118                    86
Prepaid expenses and other assets                                                                  170                   127
Prepaid federal income taxes                                                                       235                    23
Deferred federal income tax asset                                                                  168                   208
                                                                                            ----------            ----------

               Total assets                                                                   $119,034              $116,224
                                                                                               =======               =======

               LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                                     $  79,138             $  79,954
Advances from the Federal Home Loan Bank                                                        28,611                25,291
Advances by borrowers for taxes and insurance                                                        5                     1
Accrued interest payable                                                                           329                   369
Other liabilities                                                                                  188                   192
                                                                                            ----------             ---------
               Total liabilities                                                               108,271               105,807

Commitments     -                                                                                   -

Stockholders' equity
  Preferred stock, 1,000,000 shares of no par value authorized,
    no shares issued                                                                                -                     -
  Common stock, 4,000,000 shares authorized, $.01 par value; 1,660,850
    shares issued                                                                                   17                    17
  Additional paid-in capital                                                                     7,191                 7,084
  Retained earnings, restricted                                                                  8,728                 8,370
  Shares acquired by stock benefit plans                                                          (461)                 (610)
  Less 468,062 and 442,166 shares of treasury stock at June 30, 2000
    and 1999, respectively - at cost                                                            (4,408)               (4,189)
  Accumulated other comprehensive loss - unrealized losses on securities
    designated as available for sale, net of related tax benefits                                 (304)                 (255)
                                                                                            ----------            ----------
               Total stockholders' equity                                                       10,763                10,417
                                                                                              --------              --------

               Total liabilities and stockholders' equity                                     $119,034              $116,224
                                                                                               =======               =======


The accompanying notes are an integral part of these statements.

                        Community Investors Bancorp, Inc.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                           For the year ended June 30,
                        (In thousands, except share data)

                                                                          2000             1999          1998
Interest income
  Loans                                                                  $ 7,115         $ 6,871        $ 6,631
  Mortgage-backed securities                                                 641             600             98
  Investment securities                                                      672             568            739
  Interest-bearing deposits and other                                         43             150             43
                                                                         -------          ------        -------
               Total interest income                                       8,471           8,189          7,511

Interest expense
  Deposits                                                                 3,495           3,563          3,553
  Borrowings                                                               1,583           1,259            600
                                                                           -----           -----         ------
               Total interest expense                                      5,078           4,822          4,153
                                                                           -----           -----          -----

               Net interest income                                         3,393           3,367          3,358

Provision for losses on loans                                                121              94            156
                                                                          ------         -------         ------

               Net interest income after provision
                 for losses on loans                                       3,272           3,273          3,202

Other income (loss)
  Gain on sale of investment securities                                        -               6              -
  Loss on disposition of mobile home loan portfolio                         (364)              -              -
  Gain (loss) on sale of property acquired in settlement of loans              8               -             (1)
  Other operating                                                            283             255            198
                                                                          ------          ------         ------
               Total other income (loss)                                     (73)            261            197

General, administrative and other expense
  Employee compensation and benefits                                       1,187           1,130          1,087
  Occupancy and equipment                                                    141             133            133
  Federal deposit insurance premiums                                          32              47             46
  Franchise taxes                                                            124             148            152
  Expenses of property acquired in settlement of loans                        39              33             35
  Data processing                                                            241             213            177
  Other operating                                                            434             443            446
                                                                          ------          ------         ------
               Total general, administrative and other expense             2,198           2,147          2,076
                                                                           -----           -----          -----

               Earnings before income taxes                                1,001           1,387          1,323

Federal income taxes
  Current                                                                    267             407            469
  Deferred                                                                    66              58            (25)
                                                                         -------         -------        -------
               Total federal income taxes                                    333             465            444
                                                                          ------          ------         ------

               NET EARNINGS                                              $   668         $   922        $   879
                                                                          ======          ======         ======

               EARNINGS PER SHARE
                 Basic                                                   $   .59         $   .81        $   .70
                                                                             ===             ===            ===

                 Diluted                                                 $   .58         $   .78        $   .68
                                                                             ===             ===            ===

The accompanying notes are an integral part of these statements.

                        Community Investors Bancorp, Inc.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                           For the year ended June 30,
                                 (In thousands)


                                                                            2000        1999       1998

Net earnings                                                               $ 668        $ 922      $879

Other comprehensive income (loss), net of tax:
  Unrealized holding losses on securities during the period,
    net of tax of $(25), $(122) and $(4) during the respective periods       (49)        (237)         (8)

  Reclassification adjustment for realized gains
    included in earnings, net of tax of $2 in 1999                             -           (4)          -
                                                                             ---       ------       -----

Comprehensive income                                                       $ 619        $ 681        $871
                                                                            ====        =====        ====

Accumulated comprehensive loss                                             $(304)      $(255)       $ (14)
                                                                            ====        =====       =====















The accompanying notes are an integral part of these statements.

                        Community Investors Bancorp, Inc.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                For the years ended June 30, 2000, 1999 and 1998
                        (In thousands, except share data)


                                                                                                                      Shares
                                                                                     Additional                       acquired
                                                                          Common        paid-in       Retained        by stock
                                                                           stock        capital       earnings   benefit plans

Balance at July 1, 1997                                                 $     11       $  6,827       $  7,142        $   (890)

Purchase of treasury shares, at cost                                           -              -              -               -
Amortization of stock benefit plan expense                                     -             81              -             131
Net earnings for the year ended June 30, 1998                                  -              -            879               -
Cash dividends of $.21 per share                                               -              -           (271)              -
Effect of 3-for-2 stock split, including cash in lieu of
  fractional shares                                                            6              -             (8)              -
Unrealized losses on securities designated as available for sale,
  net of related tax benefits                                                  -              -              -               -
                                                                            ----          -----          -----            ----

Balance at June 30, 1998                                                      17          6,908          7,742            (759)

Purchase of treasury shares, at cost                                           -              -              -               -
Amortization of stock benefit plan expense                                     -            176              -             149
Net earnings for the year ended June 30, 1999                                  -              -            922               -
Cash dividends of $.24 per share                                               -              -           (294)              -
Unrealized losses on securities designated as available for sale,
  net of related tax benefits                                                  -              -              -               -
                                                                            ----          -----          -----            ----

Balance at June 30, 1999                                                      17          7,084          8,370            (610)

Purchase of treasury shares, at cost                                           -              -              -               -
Amortization of stock benefit plan expense                                     -            107              -             149
Net earnings for the year ended June 30, 2000                                  -              -            668               -
Cash dividends of $.26 per share                                               -              -           (310)              -
Unrealized losses on securities designated as available for sale,
  net of related tax benefits                                                  -              -              -               -
                                                                            ----          -----          -----            ----

Balance at June 30, 2000                                                $     17       $  7,191       $  8,728        $   (461)
                                                                            ====          =====          =====            ====


                                                                                         Unrealized
                                                                                         losses on
                                                                                        securities
                                                                                        designated
                                                                           Treasury    as available
                                                                            shares        for sale          Total

Balance at July 1, 1997                                                   $ (1,971)       $     (6)       $ 11,113

Purchase of treasury shares, at cost                                        (1,580)              -          (1,580)
Amortization of stock benefit plan expense                                       -               -             212
Net earnings for the year ended June 30, 1998                                    -               -             879
Cash dividends of $.21 per share                                                 -               -            (271)
Effect of 3-for-2 stock split, including cash in lieu of
  fractional shares                                                              -               -              (2)
Unrealized losses on securities designated as available for sale,
  net of related tax benefits                                                    -              (8)             (8)
                                                                            ------           -----      ----------

Balance at June 30, 1998                                                    (3,551)            (14)         10,343

Purchase of treasury shares, at cost                                          (638)              -            (638)
Amortization of stock benefit plan expense                                       -               -             325
Net earnings for the year ended June 30, 1999                                    -               -             922
Cash dividends of $.24 per share                                                 -               -            (294)
Unrealized losses on securities designated as available for sale,
  net of related tax benefits                                                    -            (241)           (241)
                                                                            ------            ----        --------

Balance at June 30, 1999                                                    (4,189)           (255)         10,417

Purchase of treasury shares, at cost                                          (219)              -            (219)
Amortization of stock benefit plan expense                                       -               -             256
Net earnings for the year ended June 30, 2000                                    -               -             668
Cash dividends of $.26 per share                                                 -               -            (310)
Unrealized losses on securities designated as available for sale,
  net of related tax benefits                                                    -             (49)            (49)
                                                                            ------           -----       ---------

Balance at June 30, 2000                                                  $ (4,408)       $   (304)       $ 10,763
                                                                            ======            ====          ======

The accompanying notes are an integral part of these statements.

                        Community Investors Bancorp, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                           For the year ended June 30,
                                 (In thousands)

                                                                                        2000            1999             1998
Cash flows from operating activities:
  Net earnings for the year                                                          $    668        $    922        $    879
  Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activities:
    Amortization (accretion) of discounts and premiums on
      investments and mortgage-backed securities - net                                      9              47             (53)
    Gain on sale of investment securities                                                   -               6               -
    Amortization of deferred loan origination fees                                        (59)            (95)            (90)
    Depreciation and amortization                                                          52              49              53
    Provision for losses on loans                                                         121              94             156
    Amortization of stock benefit plan expense                                            256             325             212
    Loss on disposition of mobile home loan portfolio                                     364               -               -
    Proceeds from disposition of mobile home loan portfolio                               835               -               -
    (Gain) loss on sale of property acquired in settlement of loans                        (8)              -               1
    Federal Home Loan Bank stock dividends                                               (102)            (86)            (57)
    Increase (decrease) in cash due to changes in:
      Accrued interest receivable on loans                                                (21)             49             (25)
      Accrued interest receivable on mortgage-backed securities                            17             (62)              5
      Accrued interest receivable on investments and
        interest-bearing deposits                                                         (32)            147             (91)
      Prepaid expenses and other assets                                                   (43)             23              (9)
      Accrued interest payable                                                            (40)             27              52
      Other liabilities                                                                    (4)            (34)             77
      Federal income taxes
        Current                                                                          (212)           (129)             82
        Deferred                                                                           66              58             (25)
                                                                                    ---------       ---------       ---------
               Net cash provided by operating activities                                1,867           1,341           1,167

Cash flows provided by (used in) investing activities:
  Proceeds from maturity of investment securities                                         135           5,583           5,646
  Proceeds from sale of investment securities designated as available-for-sale              -           5,002               -
  Purchase of investment securities designated as available for sale                   (2,000)         (3,950)         (4,992)
  Purchase of investment securities designated as held to maturity                        (55)         (1,430)         (3,621)
  Purchase of mortgage-backed securities designated as available for sale                   -         (16,249)              -
  Principal repayments on mortgage-backed securities                                    2,663           4,584             463
  Purchase of loans                                                                         -               -             (60)
  Loan principal repayments                                                            18,013          31,200          20,421
  Loan disbursements                                                                  (23,983)        (37,730)        (27,732)
  Purchase of office premises and equipment                                               (34)           (170)            (35)
  Proceeds from sale of property acquired in settlement of loans                          273             179             189
  Purchase of Federal Home Loan Bank stock                                                (42)           (452)              -
                                                                                    ---------        --------         -------
               Net cash used in investing activities                                   (5,030)        (13,433)         (9,721)
                                                                                      -------          ------         -------

               Net cash used in operating and investing activities
                 (subtotal carried forward)                                            (3,163)        (12,092)         (8,554)
                                                                                      -------          ------         -------

                        Community Investors Bancorp, Inc.

                           For the year ended June 30,
                                 (In thousands)

                                                                                          2000           1999           1998
               Net cash used in operating and investing activities
                 (subtotal brought forward)                                            $ (3,163)       $(12,092)       $ (8,554)

Cash flows provided by (used in) financing activities:
  Net increase (decrease) in deposit accounts                                              (816)          3,999           3,044
  Proceeds from Federal Home Loan Bank advances                                          59,250          12,000          25,950
  Repayment of Federal Home Loan Bank advances                                          (55,930)         (2,267)        (18,202)
  Advances by borrowers for taxes and insurance                                               4              (4)             (2)
  Purchase of treasury stock                                                               (219)           (638)         (1,580)
  Dividends on common stock                                                                (310)           (294)           (273)
                                                                                       --------       ---------         -------
               Net cash provided by financing activities                                  1,979          12,796           8,937
                                                                                        -------         -------          ------

Net increase (decrease) in cash and cash equivalents                                     (1,184)            704             383

Cash and cash equivalents at beginning of year                                            3,497           2,793           2,410
                                                                                        -------        --------          ------

Cash and cash equivalents at end of year                                               $  2,313        $  3,497        $  2,793
                                                                                        =======        ========          ======


Supplemental disclosure of cash flow information: Cash paid during the year for:
    Federal income taxes                                                               $    479        $    537        $    404
                                                                                       ========       =========         =======

    Interest on deposits and borrowings                                                $  5,118        $  4,795        $  4,101
                                                                                        =======        ========          ======

Supplemental disclosure of noncash investing activities:
  Transfers from loans to property acquired in settlement of loans                     $    345        $    179        $    177
                                                                                       ========       =========         =======

  Unrealized losses on securities designated as available
    for sale, net of related tax benefits                                              $    (49)       $   (241)       $     (8)
                                                                                      =========       =========       =========


The accompanying notes are an integral part of these statements.

                        Community Investors Bancorp, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          June 30, 2000, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Community Investors Bancorp, Inc. (the "Corporation") is a savings and loan holding company whose activities are primarily limited to holding the stock of First Federal Savings and Loan Association of Bucyrus (the "Association"). The Association conducts a general banking business in northern Ohio which consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Association's profitability is significantly dependent on net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Association can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

      The consolidated financial information presented herein has been prepared in accordance with generally accepted accounting principles ("GAAP") and general accounting practices within the financial services industry. In preparing consolidated financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

      The following is a summary of the Corporation's significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

      1.  Principles of Consolidation

      The  consolidated   financial  statements  include  the  accounts  of  the
      Corporation  and  its  subsidiary,   the   Association.   All  significant
      intercompany balances and transactions have been eliminated.

      2.  Investment Securities and Mortgage-Backed Securities

      The Corporation accounts for investment and mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments be categorized as held-to-maturity, trading, or available for sale. Securities classified as held-to-maturity are carried at cost only if the Corporation has the positive intent and ability to hold these securities to maturity. Trading securities and securities available for sale are carried at fair value with resulting unrealized gains or losses recorded to operations or stockholders' equity, respectively.

      At June 30, 2000 and 1999, the Corporation's stockholders' equity reflected net unrealized losses on securities designated as available for sale of $304,000 and $255,000, respectively.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      2.  Investment Securities and Mortgage-Backed Securities (continued)

      Realized gains or losses on sales of securities are recognized using the specific identification method.

      3.  Loans Receivable

      Loans receivable are stated at the principal amount outstanding, adjusted for deferred loan origination fees and the allowance for loan losses. Interest is accrued as earned unless the collectibility of the loan is in doubt. Interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status. If the ultimate collectibility of the loan is in doubt, in whole or in part, all payments received on nonaccrual loans are applied to reduce principal until such doubt is eliminated.

      4.  Loan Origination Fees

      The Association accounts for loan origination fees in accordance with SFAS No. 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Cost of Leases". Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Association's experience with similar commitments, are deferred and amortized over the life of the loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

      5.  Allowance for Losses on Loans

      It is the Association's policy to provide valuation allowances for estimated losses on loans based on past loss experience, trends in the level of delinquent and specific problem loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in its primary lending areas. When the collection of a loan becomes doubtful, or otherwise troubled, the Association records a loan valuation allowance equal to the difference between the fair value of the property securing the loan and the loan's carrying value. Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      5.  Allowance for Losses on Loans (continued)

      The Association accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" which requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loan's observable market price or fair value of the collateral. The Association's current procedures for evaluating impaired loans result in carrying such loans at the lower of cost or fair value.

      A loan is defined as impaired under SFAS No. 114 when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Association considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Association's investment in multi-family and nonresidential loans, and its evaluation of impairment thereof, such loans are collateral dependent and as a result are carried as a practical expedient at the lower of cost or fair value.

      It is the Association's policy to charge off unsecured credits that are more than ninety days delinquent. Similarly, collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

      At June 30, 2000 and 1999, the Association had no loans that would be defined as impaired under SFAS No. 114.

      6.  Office Premises and Equipment

      Office premises and equipment are carried at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line method over the useful lives of the assets, estimated to be up to fifty years for buildings, five to fifty years for building improvements, and five to twenty years for furniture and equipment. An accelerated method is used for tax reporting purposes.

      7.  Property Acquired in Settlement of Loans

      Property acquired in settlement of loans is carried at the lower of the loan's unpaid principal balance (cost) or the fair value of collateral less estimated selling expenses at the date of acquisition. Loss provisions are recorded if the property's fair value subsequently declines below the amount determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are capitalized. Costs relating to holding property acquired through foreclosure, net of rental income, are charged against earnings as incurred.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      8.  Federal Income Taxes

      The Corporation accounts for federal income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes". Pursuant to the provisions of SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

      The Corporation's principal temporary differences between pretax financial income and taxable income result from different methods of accounting for deferred loan origination fees and costs, Federal Home Loan Bank stock dividends, the general loan loss allowance and percentage of earnings bad debt deductions. Additional temporary differences result from depreciation computed using accelerated methods for tax purposes.

      9.  Benefit Plans

      The Corporation has an Employee Stock Ownership Plan ("ESOP") which provides retirement benefits for substantially all full-time employees who have completed one year of service and have attained the age of 21. The Corporation accounts for the ESOP in accordance with Statement of Position ("SOP") 93-6, "Employers Accounting for Employee Stock Ownership Plans." SOP 93-6 requires that compensation expense recorded by employers equal the fair value of ESOP shares allocated to participants during a given fiscal year. Expense recognized related to the ESOP totaled approximately $117,000, $153,000 and $150,000 for the fiscal years ended June 30, 2000,
      1999 and 1998, respectively.

      The Corporation also has a Management Recognition Plan ("MRP"). During fiscal 1996, the MRP purchased 66,430 shares of the Corporation's common stock in the open market. As of June 30, 2000, the Corporation had awarded 64,550 shares under the MRP, leaving 1,880 shares available for allocation at June 30, 2000. Common stock awarded under the MRP vests ratably over a five year period, commencing with the date of award. A provision of $114,000, $150,000 and $143,000 related to the MRP was charged to expense for the fiscal years ended June 30, 2000, 1999 and 1998, respectively.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      10.  Earnings Per Share

      Basic earnings per share is computed based upon the weighted-average shares outstanding during the period less shares in the ESOP that are unallocated and not committed to be released. Weighted-average common shares deemed outstanding, which gives effect to a reduction for 72,591, 85,991 and 99,427 weighted-average unallocated shares held by the ESOP, totaled 1,136,989, 1,144,573 and 1,248,309 for the fiscal years ended June 30, 2000, 1999 and 1998, respectively.

      Diluted earnings per share is computed taking into consideration common shares outstanding and dilutive potential common shares to be issued under the Corporation's stock option plan. Weighted-average common shares deemed outstanding for purposes of computing diluted earnings per share totaled 1,155,484, 1,184,187 and 1,287,095 for the fiscal years ended June 30,
      2000, 1999 and 1998, respectively. Incremental shares related to the assumed exercise of stock options included in the computation of diluted earnings per share totaled 18,495, 39,614 and 38,786 for the fiscal years ended June 30, 2000, 1999 and 1998, respectively. Options to purchase 19,521 and 20,871 shares of common stock with a weighted average exercise price of $10.72 and $10.74 were outstanding at June 30, 2000 and 1999, respectively, but were excluded from the computation of diluted earnings per share because their exercise prices were greater than the average market price of the common shares.

      11.  Fair Value of Financial Instruments

      SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of the fair value of financial instruments, both assets and liabilities whether or not recognized in the consolidated statement of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

      The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

      The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments at June 30, 2000 and 1999:

      Cash  and  cash  equivalents:   The  carrying  amounts  presented  in  the
      consolidated   statements  of  financial   condition  for  cash  and  cash
      equivalents are deemed to approximate fair value.

      Investment   and   mortgage-backed    securities:   For   investment   and
      mortgage-backed securities, fair value is deemed to equal the quoted market price.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      11.  Fair Value of Financial Instruments (continued)

      Loans receivable: The loan portfolio has been segregated into categories with similar characteristics, such as one-to-four family residential, multi-family residential and nonresidential real estate. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For loans on deposit accounts and consumer and other loans, fair values were deemed to equal the historic carrying values. The historical carrying amount of accrued interest on loans is deemed to approximate fair value.

      Federal Home Loan Bank stock: The carrying amount presented in the consolidated statements of financial condition is deemed to approximate fair value.

      Deposits: The fair value of NOW accounts, passbook accounts and advances by borrowers are deemed to approximate the amounts payable on demand. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

      Advances from Federal Home Loan Bank: The fair value of advances is estimated using the rates currently offered for similar advances of similar remaining maturities or, when available, quoted market prices.

      Commitments to extend credit: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. The difference between the fair value and notional amount of outstanding loan commitments at June 30, 2000 and 1999 was not material.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      11.  Fair Value of Financial Instruments (continued)

      Based on the foregoing methods and assumptions, the carrying value and fair value of the Corporation's financial instruments at June 30 are as follows:


                                                                         2000                                       1999
                                                            Carrying               Fair                 Carrying             Fair
                                                               value              value                    value            value
                                                                                         (In thousands)
      Financial assets
        Cash and cash equivalents                         $    2,313         $    2,313               $    3,497       $    3,497
        Investment securities                                  9,389              9,329                    7,511            7,494
        Mortgage-backed securities                             9,869              9,845                   12,583           12,542
        Loans receivable                                      94,366             85,853                   89,922           90,720
        Federal Home Loan Bank stock                           1,507              1,507                    1,363            1,363
                                                           ---------          ---------                ---------        ---------

                                                            $117,444           $108,847                 $114,876         $115,616
                                                             =======            =======                  =======          =======

      Financial liabilities
        Deposits                                           $  79,138          $  79,268                $  79,954        $  80,197
        Advances from the Federal Home Loan Bank              28,611             28,381                   25,291           24,998
        Advances by borrowers for taxes and insurance              5                  5                        1                1
                                                         -----------       ------------             ------------     ------------

                                                            $107,754           $107,654                 $105,246         $105,196
                                                             =======            =======                  =======          =======


      12.  Advertising

      Advertising costs are expensed when incurred. Advertising expense totaled $63,000, $65,000 and $65,000 for the fiscal years ended June 30, 2000,
      1999 and 1998, respectively.

      13.  Cash and Cash Equivalents

      For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest-bearing deposits due from other financial institutions with original maturities of less than ninety days.

      14.  Reclassifications

      Certain prior year amounts have been reclassified to conform to the 2000 consolidated financial statement presentation.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE B - INVESTMENTS AND MORTGAGE-BACKED SECURITIES

      Carrying values and estimated fair values of investment securities held to maturity at June 30 are summarized as follows:


                                             2000                           1999
                                                  Estimated                       Estimated
                                    Carrying           fair       Carrying             fair
                                       value          value          value            value
                                                         (In thousands)
      U. S. Government and
        agency obligations            $2,718         $2,681         $2,690           $2,687
      Corporate debt obligations         513            490            515              501
      Municipal obligations              385            385            459              459
                                      ------         ------         ------           ------

                                      $3,616         $3,556         $3,664           $3,647
                                       =====          =====          =====            =====


      At June 30, 2000, the cost carrying value of the Corporation's investment securities exceeded the fair value by $60,000, comprised of $9,000 in gross unrealized gains and $69,000 in gross unrealized losses. At June 30, 1999, the cost carrying value of the Corporation's investment securities exceeded the fair value by $17,000, comprised of $28,000 in gross unrealized gains and $45,000 in gross unrealized losses.

      The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair values of investment securities designated as available for sale at June 30 are summarized as follows:


                                                              2000
                                                        Gross       Gross     Estimated
                                      Amortized    unrealized  unrealized          fair
                                           cost         gains      losses         value
                                                          (In thousands)
U.S. Government agency obligations       $5,463       $    2       $  156       $5,309
Mutual funds                                488            -           24          464
                                         ------           --         ----       ------

                                         $5,951       $    2       $  180       $5,773
                                          =====          ===          ===        =====


                                                               1999
                                                        Gross       Gross     Estimated
                                      Amortized    unrealized  unrealized          fair
                                           cost         gains      losses         value
                                                         (In thousands)
U.S. Government agency obligations       $3,474          $ -       $   96       $3,378
Mutual funds                                488            -           19          469
                                         ------          ---         ----       ------

                                         $3,962          $ -       $  115       $3,847
                                          =====          ===          ===        =====

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE B - INVESTMENTS AND MORTGAGE-BACKED SECURITIES (continued)

      The amortized cost and estimated fair value of investment securities designated as held to maturity, by contractual term to maturity, at June 30 are shown below:

                                           2000                      1999
                                             Estimated                 Estimated
                                Amortized         fair    Amortized         fair
                                     cost        value         cost        value
                                                 (In thousands)

Due in three years or less         $2,645       $2,614       $1,928       $1,949
Due after three years through
  five years                          500          486          815          791
Due after five years                  471          456          921          907
                                   ------       ------       ------       ------

                                   $3,616       $3,556       $3,664       $3,647
                                    =====        =====        =====        =====

      The amortized cost and estimated fair value of U.S. Government agency securities designated as available for sale at June 30, by contractual terms to maturity, are shown below:


                                           2000                      1999
                                             Estimated                 Estimated
                                Amortized         fair    Amortized         fair
                                     cost        value         cost        value
                                                 (In thousands)
Due after three years through
  five years                      $2,449       $2,351       $2,449       $2,387
Due after five years               3,014        3,058        1,025          991
                                   -----        -----        -----       ------

                                  $5,463       $5,309       $3,474       $3,378
                                   =====        =====        =====        =====

Gross realized gains on sales of available-for-sale investment securities were approximately $6,000 during the year ended June 30, 1999.

At June 30, 2000 and 1999, investment securities with an aggregate book value of $2.8 million and $1.8 million, respectively, were pledged as collateral for public deposits.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE B - INVESTMENTS AND MORTGAGE-BACKED SECURITIES (continued)

      The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of mortgage-backed securities at June 30, 2000 and 1999 are summarized as follows:


                                                                       2000
                                                                 Gross       Gross      Estimated
                                              Amortized     unrealized   unrealized          fair
                                                   cost         gains        losses         value
                                                                 (In thousands)
Available for sale:
 Government National
    Mortgage Association
    participation certificates                  $ 4,602            $-       $    68       $ 4,534
  Federal National
    Mortgage Association
    participation certificates                    4,783             -           214         4,569
                                                -------          ----          ----         -----
         Total mortgage-backed
           securities available for sale          9,385             -           282         9,103

Held to maturity:
  Federal Home Loan
    Mortgage Corporation
    participation certificates                       93             1             -            94
  Government National
    Mortgage Association
    participation certificates                      223             1             -           224
  Federal National
    Mortgage Association
    participation certificates                      450             -            26           424
                                               --------          ----          ----        ------
         Total mortgage-backed
           securities held to maturity              766             2            26           742
                                               --------         -----          ----        ------

         Total mortgage-backed securities       $10,151       $     2       $   308       $ 9,845
                                                 ======         =====           ===         =====

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE B - INVESTMENTS AND MORTGAGE-BACKED SECURITIES (continued)


                                                                      1999
                                                                 Gross        Gross     Estimated
                                              Amortized     unrealized   unrealized          fair
                                                   cost          gains       losses         value
                                                                 (In thousands)
Available for sale:
  Government National
    Mortgage Association
    participation certificates                  $ 6,348            $-       $   100       $ 6,248
  Federal National
    Mortgage Association
    participation certificates                    5,593             -           171         5,422
                                                -------            --           ---       -------
         Total mortgage-backed
           securities available for sale         11,941             -           271        11,670

Held to maturity:
  Federal Home Loan
    Mortgage Corporation
    participation certificates                      118             2             -           120
  Government National
    Mortgage Association
    participation certificates                      276             2             -           278
  Federal National
    Mortgage Association
    participation certificates                      519             -            45           474
                                               --------            --          ----      --------
         Total mortgage-backed
           securities held to maturity              913             4            45           872
                                               --------         -----          ----      --------

         Total mortgage-backed securities       $12,854       $     4       $   316       $12,542
                                                 ======         =====           ===        ======


      The amortized cost of mortgage-backed securities designated as available for sale by contractual terms to maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.

                                               June 30,
                                     2000                    1999
                                            (In thousands)

      Due in five to ten years     $3,775                 $  4,576
      Due after twenty years        5,610                    7,365
                                    -----                  -------

                                   $9,385                  $11,941
                                    =====                   ======

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE B - INVESTMENTS AND MORTGAGE-BACKED SECURITIES (continued)

      The amortized cost of mortgage-backed securities designated as held to maturity, by contractual terms to maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.

                                                            June 30,
                                                  2000                    1999
                                                         (In thousands)

      Due within three years                    $    2                   $  16
      Due in three to five years                     -                       1
      Due in five to ten years                      66                      77
      Due in ten to twenty years                    42                      32
      Due after twenty years                       656                     787
                                                   ---                     ---

                                                  $766                    $913
                                                   ===                     ===


NOTE C - LOANS RECEIVABLE

      The composition of the loan portfolio at June 30 is as follows:

                                                     2000                 1999
                                                          (In thousands)
      Residential real estate
        One-to-four family                        $75,358               $75,600
        Multi-family                                1,202                   399
        Construction                                  801                 1,374
      Nonresidential real estate and land           7,990                 3,733
      Mobile home loans                                64                 1,484
      Consumer and other                           10,548                 9,520
                                                   ------               -------
                                                   95,963                92,110
      Less:
        Undisbursed portion of loans in process       801                 1,289
        Deferred loan origination fees                312                   308
        Allowance for loan losses                     484                   591
                                                 --------              --------

                                                  $94,366               $89,922
                                                   ======                ======

      The Association's lending efforts have historically focused on one-to-four family and multi-family residential real estate loans, which comprise approximately $76.6 million, or 81%, of the total loan portfolio at June 30, 2000 and $76.0 million, or 85%, of the total loan portfolio at June 30, 1999. Generally, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Association with adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that real estate values could deteriorate in its primary lending area of northern Ohio, thereby impairing collateral values. However, management is of the belief that residential real estate values in the Association's primary lending area are presently stable.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE C - LOANS RECEIVABLE (continued)

      In the normal course of business, the Association has made loans to some of its directors, officers and employees. In the opinion of management, such loans are consistent with sound lending practices and are within applicable regulatory lending limitations. Loans to directors and officers totaled approximately $1.3 million and $1.2 million at June 30, 2000 and 1999, respectively. During the year ended June 30, 2000, there were $470,000 in loans disbursed to directors and officers, while principal repayments of $305,000 were received.


NOTE D - ALLOWANCE FOR LOAN LOSSES

      The activity in the allowance for loan losses is summarized as follows for the years ended June 30:

                                        2000            1999            1998
                                                   (In thousands)

      Balance at beginning of year      $591            $563            $478
      Provision for loan losses          121              94             156
      Charge-offs of loans              (229)            (74)            (87)
      Recoveries                           1               8              16
                                       -----           -----            ----

      Balance at end of year            $484            $591            $563
                                         ===             ===             ===

      As of June 30, 2000, the Association's allowance for loan losses was comprised of a general loss allowance of $412,000, which is includible as a component of regulatory risk-based capital, and a specific loss allowance of $72,000.

      Nonperforming  and  nonaccrual  loans  totaled   approximately   $449,000,
      $912,000 and $600,000 at June 30, 2000, 1999 and 1998, respectively.

      During the years ended June 30, 2000, 1999 and 1998, interest income of approximately $41,000, $65,000 and $44,000, respectively, would have been recognized had nonperforming loans been performing in accordance with their contractual terms.


NOTE E - OFFICE PREMISES AND EQUIPMENT

      Office premises and equipment at June 30 are comprised of the following:

                                                         2000              1999
                                                              (In thousands)

      Land and improvements                           $    93           $    93
      Office buildings and improvements                   646               639
      Furniture, fixtures and equipment                   331               311
                                                       ------            ------
                                                        1,070             1,043
       Less accumulated depreciation and amortization     378               323
                                                       ------             ------
                                                      $   692            $   720
                                                       ======             ======

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE F - DEPOSITS

Deposits consist of the following major classifications at June 30:

Deposit type and weighted-
average interest rate                   2000                  1999
                                             (In thousands)
NOW accounts
  2000 - 1.92%                       $10,315
  1999 - 2.03%                                             $10,058
Passbook
  2000 - 2.97%                        16,070
  1999 - 2.98%                                              16,263
                                     -------                ------
Total demand, transaction and
  passbook deposits                   26,385                26,321

Certificates of deposit
  Original maturities of:
    Less than 12 months
      2000 - 4.48%                     6,271
      1999 - 4.61%                                           7,600
    12 months to 24 months
      2000 - 4.03%                    26,442
      1999 - 5.15%                                          24,432
    30 months to 36 months
      2000 - 5.47%                     4,303
      1999 - 5.69%                                           4,781
    More than 36 months
      2000 - 5.74%                     3,225
      1999 - 5.95%                                           3,920
  Individual retirement accounts
    2000 - 5.50%                      12,512
    1999 - 5.65%                                            12,900
                                     -------                ------
Total certificates of deposit         52,753                53,633
                                      ------                ------

Total deposit accounts               $79,138               $79,954
                                      ======                ======

At June 30, 2000 and 1999, the Association had certificate of deposit accounts with balances in excess of $100,000 totaling $4.5 million and $4.8 million, respectively.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE F - DEPOSITS (continued)

      Interest expense on deposits for the year ended June 30 is summarized as follows:

                                         2000        1999         1998
                                               (In thousands)

      Passbook                        $   427     $   445      $   503
      NOW accounts                        273         272          226
      Certificates of deposit           2,795       2,846        2,824
                                        -----       -----        -----

                                       $3,495      $3,563       $3,553
                                        =====       =====        =====

      Maturities  of  outstanding   certificates  of  deposit  at  June  30  are
      summarized as follows:

                                                     2000         1999
                                                       (In thousands)

      Less than one year                          $37,050      $40,592
      One to three years                           13,357       11,563
      Over three years                              2,346        1,478
                                                  -------      -------

                                                  $52,753      $53,633
                                                   ======       ======


NOTE G - ADVANCES FROM THE FEDERAL HOME LOAN BANK

      Advances from the Federal Home Loan Bank, collateralized at June 30, 2000 by pledges of certain residential mortgage loans totaling $42.9 million, and the Association's investment in Federal Home Loan Bank stock, are summarized as follows:

                       Maturing  year
      Interest rate    ending June 30,      2000          1999
                                         (Dollars in thousands)

      5.00 - 5.78%         2000           $     -        $24,500
      5.92 - 6.78%         2001             14,050            -
      6.52 - 6.60%         2002             14,000            -
      6.20 - 7.05%         2008                561           791
                                          --------      --------
                                           $28,611       $25,291
                                            ======        ======

      Weighted-average interest rate          6.33%         5.28%
                                              ====          ====

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE H - FEDERAL INCOME TAXES

      Federal income taxes differ from the amounts computed at the statutory corporate tax rate as follows for the years ended June 30:


                                                           2000            1999            1998
                                                                     (In thousands)
      Federal income taxes computed at
        statutory rate                                     $340            $472            $450
      Decrease in taxes resulting from:
        Other (primarily tax-exempt interest)                (7)             (7)             (6)
                                                          -----           -----           -----
      Federal income tax provision per consolidated
        statements of earnings                             $333            $465            $444
                                                            ===             ===             ===

      The composition of the Corporation's net deferred tax asset at June 30 is as follows:

                                                        2000          1999
                                                          (In thousands)
Taxes  (payable)  refundable  on  temporary
differences at estimated
corporate tax rate:
  Deferred tax assets:
    General loan loss allowance                         $ 140        $ 161
    Deferred loan origination fees                        106          105
    Unrealized losses on securities designated as
      available for sale                                  156          131
    Stock benefit plan                                     21           27
    Other                                                   6            -
                                                        -----           --
          Total deferred tax assets                       429          424

  Deferred tax liabilities:
    Percentage of earnings bad debt deduction              (6)          (7)
    Federal Home Loan Bank stock dividends               (196)        (161)
    Book/tax depreciation                                 (59)         (48)
                                                         ----         ----
          Total deferred tax liabilities                 (261)        (216)
                                                          ---          ---

          Net deferred tax asset                        $ 168        $ 208
                                                          ===          ===

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE H - FEDERAL INCOME TAXES (continued)

      The Association was allowed a special bad debt deduction, generally limited to 8% of otherwise taxable income, subject to certain limitations based on aggregate loans and deposit account balances at the end of the year. If the amounts that qualified as deductions for federal income taxes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. Retained earnings at June 30, 2000, includes approximately $1.2 million for which federal income taxes have not been provided. The amount of unrecognized deferred tax liability relating to the cumulative bad debt deduction at June 30, 2000 is approximately $400,000. The Association is required to recapture as taxable income approximately $26,000 of its tax bad debt reserve, which represents the post-1987 additions to the reserve, and will be unable to utilize the percentage of earnings method to compute its bad debt deduction in the future. The Association has provided deferred taxes for this amount and began to amortize the recapture of the bad debt reserve into taxable income over a six year period in fiscal 1998.


NOTE I - LOAN COMMITMENTS

      The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Association's involvement in such financial instruments.

      The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

      At June 30, 2000, the Association had outstanding commitments of approximately $519,000 to originate loans. Additionally, the Association was obligated under unused lines of credit totaling $2.2 million. In the opinion of management, all loan commitments equaled or exceeded prevalent market interest rates as of June 30, 2000, and will be funded from normal cash flow from operations.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE J - REGULATORY CAPITAL

      The Association is subject to the regulatory capital requirements of the Office of Thrift Supervision (the "OTS"). Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

      The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Such minimum capital standards generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as stockholders' equity less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) generally equal to 4.0% of adjusted total assets except for those associations with the highest examination rating and acceptable levels of risk. The risk-based capital requirement provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Association multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one-to-four family residential loans carry a risk-weighted factor of 50%.

      During the 2000 fiscal year, the Association was notified from its regulator that it was categorized as "well-capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well-capitalized" the Association must maintain minimum capital ratios as set forth in the following tables.

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE J - REGULATORY CAPITAL (continued)

      As of June 30, 2000 and 1999, management believes that the Association met all capital adequacy requirements to which it was subject.


                                                         2000
                                                                                                    To be "well-
                                                                                                  capitalized" under
                                                                  For capital                     prompt corrective
                                      Actual                   adequacy purposes                  action provisions
                                ------------------             ------------------                ------------------
                                Amount       Ratio             Amount       Ratio                Amount       Ratio
                                                             (Dollars in thousands)
      Risk-based capital       $10,177       15.8%           =>$5,148       =>8.0%             =>$6,435      =>10.0%

      Core capital               9,765         8.2%          =>$4,766       =>4.0%             =>$7,150      =>  6.0%

      Tangible capital           9,765         8.2%          =>$1,787       =>1.5%             =>$5,958      =>  5.0%




                                                         1999
                                                                                                   To be "well-
                                                                                                 capitalized" under
                                                                  For capital                    prompt corrective
                                       Actual                   adequacy purposes                action provisions
                                ------------------             ------------------               --------------------
                                Amount       Ratio             Amount       Ratio                Amount       Ratio
                                                             (Dollars in thousands)

      Risk-based capital        $8,339       13.8%           =>$4,828       =>8.0%             =>$6,035       =>10.0%

      Core capital              $7,866        6.8%           =>$4,647       =>4.0%             =>$6,970       => 6.0%

      Tangible capital          $7,866        6.8%           =>$1,743       =>1.5%             =>$5,808       => 5.0%



      The Corporation's management believes that, under the current regulatory capital regulations, the Association will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the management, such as increased interest rates or a downturn in the economy in the Association's market area, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.

                        Community Investors Bancorp, Inc.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          June 30, 2000, 1999 and 1998


NOTE K - CONDENSED FINANCIAL STATEMENTS OF COMMUNITY INVESTORS BANCORP, INC.

      The following condensed financial statements summarize the financial position of Community Investors Bancorp, Inc. as of June 30, 2000 and 1999, and the results of its operations and its cash flows for the years ended June 30, 2000, 1999 and 1998.

                        Community Investors Bancorp, Inc.
                        STATEMENTS OF FINANCIAL CONDITION
                                    June 30,
                                 (In thousands)

               ASSETS                                                         2000            1999
Non interest-bearing deposits in First Federal Savings and
  Loan Association of Bucyrus                                              $    834         $  2,327
Interest-bearing deposits in other financial institutions                         -               21
Loan receivable from ESOP                                                       347              403
Investment in First Federal Savings and Loan Association of Bucyrus           9,461            7,611
Prepaid expenses and other                                                      204              151
                                                                           --------         --------

         Total assets                                                      $ 10,846         $ 10,513
                                                                             ======           ======

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued expenses and other liabilities                                     $     83         $     96

Stockholders' equity
  Common stock and additional paid-in capital                                 7,208            7,101
  Retained earnings                                                           8,728            8,370
  Shares acquired by stock benefit plans                                       (461)            (610)
  Treasury shares - at cost                                                  (4,408)          (4,189)
  Unrealized losses on securities designated as available for sale,
    net of related tax benefits                                                (304)            (255)
                                                                           --------         --------
           Total stockholders' equity                                        10,763           10,417
                                                                             ------           ------

           Total liabilities and stockholders' equity                      $ 10,846         $ 10,513
                                                                             ======           ======


                        Community Investors Bancorp, Inc.
                             STATEMENTS OF EARNINGS
                               Year ended June 30,
                                 (In thousands)


                                                                   2000            1999             1998
Revenue
  Interest income                                                 $    28         $    31         $    56
  Equity in earnings of First Federal Savings and Loan
    Association of Bucyrus                                            770           1,046             976
                                                                      ---           -----          ------
           Total revenue                                              798           1,077           1,032

General, administrative and other expenses                            183             219             204
                                                                      ---          ------          ------

           Earnings before income tax credits                         615             858             828

Federal income tax credits                                            (53)            (64)            (51)
                                                                     ----         -------         -------

           NET EARNINGS                                           $   668         $   922         $   879
                                                                      ===          ======          ======

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE K - CONDENSED FINANCIAL STATEMENTS OF COMMUNITY INVESTORS BANCORP, INC.
         (continued)


                        Community Investors Bancorp, Inc.
                            STATEMENTS OF CASH FLOWS
                               Year ended June 30,
                                 (In thousands)

                                                                      2000            1999            1998
Cash flows provided by (used in) operating activities:
  Net earnings for the year                                         $   668         $   922         $   879
  Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activities:
    (Undistributed earnings of) excess distributions from
      consolidated subsidiary                                        (1,770)         (1,046)          3,913
    Amortization of stock benefit plan expense                          114             153             104
    Increases (decreases) in cash due to changes in:
      Prepaid expenses and other assets                                 (53)            (75)            (51)
      Other liabilities                                                 (13)             (1)             64
      Other                                                              13              (1)            (18)
                                                                    -------        --------         -------
         Net cash provided by (used in) operating activities         (1,041)            (48)          4,891

Cash flows provided by investing activities:
  Repayments on ESOP loan                                                56              51              18

Cash flows used in financing activities:
  Dividends on common stock                                            (310)           (294)           (271)
  Purchase of treasury stock                                           (219)           (638)         (1,580)
                                                                     ------          ------           -----
         Net cash used in financing activities                         (529)           (932)         (1,851)
                                                                     ------          ------           -----

Net increase (decrease) in cash and cash equivalents                 (1,514)           (929)          3,058

Cash and cash equivalents at beginning of year                        2,348           3,277             219
                                                                      -----           -----          ------

Cash and cash equivalents at end of year                            $   834         $ 2,348         $ 3,277
                                                                     ======           =====           =====

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE K - CONDENSED FINANCIAL STATEMENTS OF COMMUNITY INVESTORS BANCORP, INC.
         (continued)

      The Association is subject to regulations imposed by the OTS regarding the amount of capital distributions payable by the Association to the Corporation. Generally, the Association's payment of dividends is limited, without prior OTS approval, to net income for the current calendar year plus the two preceding calendar years, less capital distributions paid over the comparable time period. Insured institutions are required to file an application with the OTS for capital distributions in excess of this limitation. At June 30, 2000, the Association was required to obtain OTS approval with respect to future dividend distributions to the Corporation.


NOTE L - STOCK OPTION PLAN

      During fiscal 1996, the Board of Directors adopted a Stock Option Plan that provided for the issuance of 166,084 shares of authorized, but unissued shares of common stock at the fair value at the date of grant.

      The Corporation accounts for the stock option plan in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," which contains a fair value-based method for valuing stock-based compensation at the grant date. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

      The Corporation applies APB Opinion No. 25 and related Interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the Corporation's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the accounting method utilized in SFAS No. 123, the Corporation's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE L - STOCK OPTION PLAN (continued)

                                                                2000            1999            1998

      Net earnings (In thousands)        As reported            $668            $922            $879
                                                                 ===             ===             ===

                                           Pro-forma            $668            $922            $863
                                                                 ===             ===             ===

      Earnings per share
        Basic                            As reported            $.59            $.81           $.70
                                                                 ===             ===            ===

                                           Pro-forma            $.59            $.81           $.69
                                                                 ===             ===            ===

        Diluted                          As reported            $.58            $.78           $.68
                                                                 ===             ===            ===

                                           Pro-forma            $.58            $.78           $.67
                                                                 ===             ===            ===


      The fair value of each option grant was estimated on the date of grant using the modified Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 1998; dividend yield of 7.0%, expected volatility of 20.0%, risk-free interest rate of 6.5% and expected lives of ten years.

      A summary of the status of the Corporation's stock option plan as of June 30, 2000, 1999 and 1998, and changes during the periods ending on those dates is presented below:


                                                    2000                             1999                          1998
                                                      Weighted-                        Weighted-                     Weighted-
                                                        average                          average                       average
                                                       exercise                         exercise                      exercise
                                           Shares         price          Shares            price        Shares           price
Outstanding at beginning of year          115,274         $7.67         117,074         $    7.67       96,653         $  7.00
Granted                                         -             -               -                 -       21,321           10.73
Exercised                                       -                             -              (540)        6.61            (180)
                                                                                                                          9.92
Forfeited                                    (450)                            -            (1,260)           -            (720)
                                         --------     ---------       ---------         ---------     ----------       -------

Outstanding at end of year                114,824         $7.67         115,274         $    7.67      117,074         $  7.67
                                          =======          ====         =======              ====      =======          ======

Options exercisable at year-end            81,892         $7.34          59,198         $    6.95       36,322         $  6.95
                                         ========          ====        ========              ====     ========          ======
Weighted-average fair value of
  options granted during the year                                                             N/A          N/A         $  1.20
                                                                                             ====         ====          ======

                        Community Investors Bancorp, Inc.

                          June 30, 2000, 1999 and 1998


NOTE L - STOCK OPTION PLAN (continued)

      The following information applies to options outstanding at June 30, 2000:

      Number outstanding                                          114,824
      Range of exercise prices                             $6.61 - $10.83
      Weighted-average exercise price                               $7.67
      Weighted-average remaining contractual life               5.9 years

Board of Directors                         Executive Officers
John W. Kennedy                            John W. Kennedy
President and Chief Executive              President and Chief Executive
  Officer of First Federal                 Officer
  Savings and Loan Association
                                           Brian R. Buckley
Dale C. Hoyles                             Vice President
Chairman of the Board, Retired
  Senior Vice President/Treasurer          Phillip W. Gerber
  of Centurion Financial                   Vice President

David M. Auck                              Robert W. Siegel
Vice Chairman of the Board                 Assistant Vice President and
  Co-owner Auck Dostal Agency              Treasurer

                                           Assistant Vice Presidents
Philip E. Harris                           Jane A. Cremeans
Plant Manager, Distribution                Timothy G. Heydinger
  Center - The Timken Company              Kimberly B. Roe

John D. Mizick                             General Counsel
Certified Public Accountant                Cory and Cory
  Mizick, Miller & Company, Inc.           221 S. Poplar Street
                                           Bucyrus, Ohio  44820
D. Brent Fissel
Dentist                                    Special Legal Counsel
                                           Elias, Matz, Tiernan & Herrick, LLP
Michael  J. Romanoff                       734 15th Street, N.W., 12th Floor
Owner Romanoff Jewelers                    Washington, DC  20005
  Co-owner Val-Castings, Inc.
  and Allure Designs, Inc.                 Transfer Agent and Registrar
                                           Registrar & Transfer Company
Honorary Directors                         10 Commerce Drive
John T. Bridges                            Cranford, NJ  07016
Retired Plant Manager -
  General Electric Company                 Independent Auditors
                                           Grant Thornton LLP
Richard L. Cory                            Suite 900
Attorney at law - Cory and Cory            625 Eden Park Drive
                                           Cincinnati, Ohio  45202
Herbert Kraft
Farmer and Retired Salesman -              Investment Banker & Financial Advisor
  Moorman Feed Sales                       Keefe, Bruyette & Woods, Inc.
                                           211 Bradenton
Thomas P. Moore                            Dublin, Ohio  43017
Retired President and General Manager-
  Brokensword Broadcasting Co.             Major Market Makers
                                           McDonald & Company Sec., Inc.
                                           Friedman, Billings, Ramsey & Company
                                           Sweney, Cartwright & Company

                          ANNUAL REPORT ON FORM 10-KSB

A copy of Community Investors Bancorp, Inc.'s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, is available without charge to stockholders of record by writing to:

                                Brian R. Buckley
                                 Vice President
                        Community Investors Bancorp, Inc.
                                  P.O. Box 749
                             119 S. Sandusky Avenue
                               Bucyrus, Ohio 44820


                          BRANCH ADDRESSES AND MANAGERS

                                   Main Office
                                  P.O. Box 749
                             119 S. Sandusky Avenue
                               Bucyrus, Ohio 44820

South Branch - Dieann Frost                      New Washington - Sharon Carman
Sandusky Avenue & Marion Road                    115 S. Kibler Street
Bucyrus, Ohio  44820                             New Washington, Ohio  44854

                            Automated Teller Machine
                                1661 Marion Road
                               Bucyrus, Ohio 44820


                              STOCKHOLDER SERVICES

Registrar and Transfer serves as primary transfer agent and as dividend disbursing agent for Community Inventors Bancorp, Inc. shares. Communications regarding changes of address, transfer of shares, lost certificates and dividends should be sent to:

                         Registrar and Transfer Company
                                10 Commerce Drive
                               Cranford, NJ 07016

                                1 (800) 525-7686

REVOCABLE PROXY

                       COMMUNITY INVESTORS BANCORP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY INVESTORS BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 23, 2000 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby appoints the Board of Directors of Community Investors Bancorp, Inc. (the "Company"), as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on September 7, 2000 at the Annual Meeting of Shareholders to be held at the Days Inn, located at 1515 North Sandusky Avenue, Bucyrus, Ohio
44820, on Monday, October 23, 2000 at 2:00 p.m., Eastern Time, and any adjournment thereof.

1.       ELECTION OF DIRECTORS FOR TWO-YEAR TERM

[  ]     FOR all nominees listed below   [  ]    WITHHOLD authority to vote for
         (except as marked to the                all nominees listed below
          contrary below)



         Nominees for two-year term expiring in 2002:

John W. Kennedy, David M. Auck, Philip E. Harris and John D. Mizick

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the year ending June 30, 2001.

[  ]  FOR       [  ]  AGAINST      [  ]  ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                   (Continued and to be signed on other side)

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO RATIFY THE INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. IN THE DISCRETION OF THE PROXIES, SHARES REPRESENTED BY THIS PROXY MAY BE VOTED CUMULATIVELY WITH RESPECT TO THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED HEREIN. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.



Date:                    , 2000
      -------------------


                                    ---------------------------------
                                    Signature


                                    ---------------------------------
                                    Signature


Please sign this proxy exactly as your name(s) appear on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.


--------------------------------------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------